SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2006

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in Charter)

Nevada	033-03385-LA	87-0430816
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 166 Fushi Road, Zeyang Tower, Suite 305

Shijingshan District, Beijing, China 100043

People’s Republic of China

 (Address of Principal Executive Offices)

86-010-68867292

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement

In addition to historical information, this document contains forward-looking statements regarding business prospects, financial trends and accounting policies that may affect our future operating results, financial position and cash flows. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,’’ “anticipate,’’ “estimate,’’ “expect,’’ “project,’’ “intend,’’ “plan,’’ “believe,’’ “target,’’ “forecast’’ and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, they include statements relating to future actions, prospective products and services, future performance or results of current and anticipated products and services, sales efforts, capital expenditures, expenses, interest rates, the outcome of contingencies, such as legal proceedings, and financial results.

These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Explanatory Note

This Amendment No. 1 to our Current Report on Form 8K initially filed with the Securities and Exchange Commission on September 15, 2006 is being filed to correct/update the financial statements, business description and certain other information about China Shen Zhou Mining & Resources, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 15, 2006, Earth Products & Technologies, Inc. (“EPAT” or the “Company”) consummated the terms of a Stock Exchange Agreement dated July 14, 2006 (the “Exchange Agreement”) with American Federal Mining Group, Inc., an Illinois company (hereinafter “AFMG”), and the shareholders of AFMG (the “AFMG Shareholders”).   As a result of the transaction, EPAT issued a total of 20,000,000 shares of common stock to the shareholders of AFMG, in exchange for 100% of AFMG’s outstanding stock.  The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.  This transaction will be accounted for as a reverse merger with AFMG deemed the accounting acquirer and the Company the legal acquirer.

As a result of the share exchange/reverse takeover, AFMG became a wholly-owned subsidiary of EPAT, with EPAT, which previously had no material operations, becoming a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business is the ownership of entities in the People’s Republic of China (“PRC” or “China”) engaged in the acquisition, exploration, extraction and development of mining properties.

The share exchange/reverse takeover resulted in a change in voting control of EPAT.  The former shareholders of AFMG now hold a total of 20,000,000 shares of common stock, or approximately 94% of the outstanding common stock of EPAT, and the original EPAT shareholders now hold a total of 1,297,700 shares of common stock, or approximately 6% of the outstanding common stock.  At the closing, EPAT’s officers and directors resigned, and Xiao-Jing Yu was appointed as President of EPAT.  For purposes of this Form 8-K report, Qianzhen Mining, Xiangzhen Mining, and Tianzhen Mining are referred to as the “Subsidiaries.”

Effective October 20, 2006, EPAT changed its name to China Shen Zhou Mining & Resources, Inc.

(b) The Registrant is using Alternative 3 in Form 10SB. The Item references below are to the items in Form 10SB

Description of Business

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  All of our business is conducted through the subsidiaries of China Shen Zhou Mining & Resources, Inc.  We operate mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc.  Regional human resources of general labor and specialized professional mining teams are available to us at a low cost.  We maintain good relationships with the government by providing employment opportunities to the people and tax revenues to the government.  We have also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.  Such alliances combined with the large resources available on hand provide the Company with a competitive advantage over others in the same industry.

RISKFACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this 8-K/A before purchasing any of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy our common stock.

Risks Related Our Business

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our exploration activities and mining facilities, and equipment and/or working capital, as well as repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business as the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on the then current holders of equity.

We receive a significant portion of our revenues from a small number of customers. Our business will be harmed if our customers reduce their orders from us.

A significant amount of our revenues are derived from only a small number of customers mainly in the iron and steel and fluorite chemical industries.  Dependence on a few customers could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products. If we lose any customers and are unable to replace them with other customers that purchase a similar amount of our products and services, our revenues and net income would decline considerably.

We may not have sufficient supply of nonferrous ore.

Qianzhen Mining, one of our subsidiaries, has a 200,000 metric ton/year processing capacity for zinc-lead ore. However, it does not produce any ore it processes.  Currently, it obtains its supply of ore from third parties.  Its contracts with third parties will expire in June 2008.  We may not be able to renew contracts or secure new contracts with third party suppliers.  Although we plan to increase the quantity of nonferrous metal ore at Qingshan Metal to replace third party suppliers, we may not be able to produce a sufficient quantity to ensure the supply of ore for Qianzhen Mining.  As a result, our revenues may be reduced and our business would suffer.

Inclement weather may affect our fluorite business.

Our fluorite business is conducted through Xiangzhen Mining which is located in an outlying area on the border between China’s Inner Mongolia Autonomous Region and Mongolia.  The weather conditions there are very harsh, especially in winter.  If there is a strong snow storm, our fluorite mining operations may have to be suspended for an indefinite period of time and we may not be able to ship our fluorite products to our customers in time.  As a result, our revenues may be negatively impacted.

Our administrative costs could affect our ability to be profitable.

Our exploration and mining operations are scattered across several geographical locations in China and we will complete an acquisition of a gold mine in Kyrgyzstan.  Our administrative costs may increase as a result and our profitability may be affected.

Our ability to operate our company effectively could be impaired if we lose key personnel

We depend on the services of key executives and a small number of personnel focused on the development of our mining projects. Additionally, the number of persons skilled in the development and operation of mining properties is limited and significant competition exists for these individuals. We cannot assure you that we will be able to employ key personnel or that we will be able to attract and retain qualified personnel in the future. We do not maintain “key person” life insurance to cover our executive officers. Due to the relatively small size of our company, our failure to retain or attract key personnel may delay or otherwise adversely affect the development of our projects, which would have a material adverse effect on our business.

We may not be able to attract and retain the additional personnel we will need to develop any of our projects

We are a small company with a limited operating history and relatively few employees. The development of any of our proposed projects will place substantial demands on us. We will be required to recruit additional personnel and to train, motivate and manage these new employees. There can be no assurance that we will be successful in attracting and retaining such personnel.

We may not be able to obtain or renew licenses, rights and permits required to develop or operate our mines, or we may encounter environmental conditions or requirements which would adversely affect our business

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. In addition to requiring permits for the development of our mines, we will need to obtain various mining permits during the life of the project. Obtaining and renewing the necessary governmental permits is a complex and time-consuming process.  Obtaining or renewing necessary permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary permits will be obtained and, if obtained, will be renewed, or that in each case the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Any material inaccuracies in our production estimates could adversely affect our results of operations

We have prepared estimates of future production. We cannot assure you that we will ever achieve our production estimates or any production at all. Our production estimates depend on, among other things:

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the accuracy of our mineralization and reserves estimates;

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the accuracy of assumptions regarding ore grades and recovery rates;

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ground conditions and physical characteristics of the mineralization, such as hardness and the presence or absence of particular metallurgical characteristics;

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the accuracy of estimated rates and costs of mining and processing; and

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our ability to obtain and keep effective all permits for our mines and facilities.

Our actual production may vary from our estimates if any of our assumptions prove to be incorrect.

Expansion of our business may put added pressure on our management and operational infrastructure, impeding our ability to meet any increased demand for our products and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products. Our planned growth includes the expansion of exploration and mining over the next few years.  Although most of management personnel have extensive experience in the mining industry, their training is in mining operations rather than contemporary management principles.  They may be not able to cope with the challenges presented by being a U.S. public company and the competitive business environment due to globalization.  In addition, growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

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the continued demand of our products by the iron and steel, and fluorite chemical industries;

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our ability to successfully and rapidly expand our operations in response to potentially increasing demand;

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the costs associated with such growth, which are difficult to quantify, but could be significant;

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rapid technological change; and

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the highly cyclical nature of the mining industry.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products to customers on a timely basis and at a reasonable cost to those customers. Meeting any such increased demand will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products. Such demands would require more capital (including working capital) than we currently have available and we may be unable to meet the needs of our customers.

We may not succeed in listing our common stock on a U.S. stock exchange, resulting in the payment of increased interest and liquidated damages to our primary lender.

On December 27, 2006, we issued $28,000,000 original principal amount of convertible notes to Citadel Equity Fund Ltd.  The convertible notes are further described in the Managements Discussion and Analysis section under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.   The indenture relating to the convertible notes contains a covenant that we will finalize the listing of our common stock on the New York Stock Exchange, the American Stock Exchange or NASDAQ by November 15, 2007.  If we fail to obtain such listing by that time, the interest rate on the

Notes will increase from 6.75% to 10.50% (dropping to 8.5% once we obtain the listing), and we will be required to pay liquidated damages to the holders of the convertible notes of $750,000.  The convertible notes provide for additional liquidated damages if we fail to keep other covenants relating to (i) appointment of auditors, (ii) appointment of a chief financial officer with U.S. listed company experience, or (iii) honoring a right of the holder of the notes to nominate a director to our board of directors.  Consequently, if we are unable to procure a listing on a U.S. stock exchange by November 15, 2007, or to honor our other covenants under the Notes, we will incur additional expenses and our profitability will suffer.

Risks Related to Our Industry

Fluctuations in the market price of fluorite and nonferrous metals could adversely affect the value of our company and our securities

The profitability of our operations will be directly related to the market price of the metals we mine and refine. The market prices of fluorite and nonferrous metals fluctuate widely and are affected by numerous factors beyond the control of any mining company. These factors include fluctuations with respect to the rate of inflation, the exchange rates of the Renminbi and other currencies, interest rates, global or regional political and economic conditions, banking industry fluctuations, global and regional demand, production costs in major metal producing areas and a number of other factors. Any drop in the price of the metals important to our operations would adversely impact our revenues, profits and cash flows. In particular, a sustained drop in prices could:

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cause suspension of our development and, ultimately our mining operations, if such operations become uneconomic at the then-prevailing prices, thus further reducing revenues;

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prevent us from fulfilling our obligations under our agreements or under our permits and licenses which could cause us to lose our interests in, or be forced to sell, our properties; and

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reduce financing available to us.

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Furthermore, the need to reassess the feasibility of any of our projects if metals prices decline could cause substantial delays or might interrupt operations until the reassessment can be completed. Mineral reserve calculations and life-of-mine plans using significantly lower metal prices could result in reduced estimates of mineral reserves and in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges.

Mining is inherently dangerous and subject to conditions or events beyond our control, and any operating hazards could have a material adverse effect on our business

Mining involves various types of risks and hazards, including: environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structure cave-in or slides, flooding, fires and interruption due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums and some types of insurance may be unavailable or too expensive to maintain. We may suffer a material adverse effect on our business and the value of our securities may decline if we incur losses related to any significant events that are not covered by our insurance policies.

There is no guarantee that legal title to the properties in which we have an interest will not be challenged, which could result in the loss of our rights in those properties

The ownership and validity, or title, of unpatented mining claims are often uncertain and may be contested. A successful claim contesting our title or interest to a property could cause us to lose our rights to mine that property. In addition, the success of such a claimant could result in our not being compensated for our prior expenditures relating to the property.

The mining industry is intensely competitive, and we may have difficulty effectively competing with other mining companies in the future

Mines have limited lives and, as a result, we must continually seek to replace and expand our mineralization and reserves through the acquisition of new properties. Significant competition exists for the acquisition of properties producing or capable of producing fluorite and nonferrous metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which may have greater financial resources and larger technical staffs than we have. As a result of this competition, we may be unable to acquire attractive mining properties on acceptable terms.

Shortages of critical parts, equipment and skilled labor may adversely affect our development projects

The industry has been impacted by increased worldwide demand for critical resources such as input commodities, drilling equipment, tires and skilled labor. These shortages have caused and may continue to cause unanticipated cost increases and delays in delivery times, potentially impacting operating costs, capital expenditures and production schedules.

Costs estimates and timing of new projects are uncertain

The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. There are a number of factors that can affect costs and construction schedules, including, among others:

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availability of labor, power, transportation, commodities and infrastructure;

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increases in input commodity prices and labor costs;

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fluctuations in exchange rates;

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availability of financing;

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difficulty of estimating construction costs over a period of years; and

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delays in obtaining environmental or other government permits.

Risks Relate to Doing Business in China

The Company’s business will be affected by PRC government regulation and the country’s economic environment because most of our sales will be in the China market.

Although we export products to other countries, most of our sales are in the PRC.  It is anticipated that our products in China will continue to represent a significant portion of sales in the near future.  As a result of our reliance on the China markets, our operating results and financial performance could be affected by any adverse changes in economic, political and social conditions in China.

There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable laws or regulations, or that any changes in applicable laws or regulations will not have a material adverse effect on our business.

The economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of state-owned land use rights or mining and exploration rights.  The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our future business expansion. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our mining and exploration activities are subject to approvals from the relevant government authorities in China.  Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

There are risks inherent in doing business in China.

The PRC is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the state of change.  China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

Certain political and economic considerations relating to the PRC could adversely affect CSZM.

While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.  Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development.  Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The recent nature and uncertain application of many PRC laws applicable to CSZM create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

A new Chinese law may impact our ability to make acquisitions of Chinese businesses.

On August 8, 2006, six PRC regulatory agencies namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore Special Purpose Ventures, or SPVs, formed after the effective date, for overseas listing purposes, through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The Company intends to make acquisitions of Chinese businesses in the future. There are uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule and those uncertainties could make it difficult or impossible to make acquisitions of Chinese businesses in the future.

Foreign Investment Policy Change

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets a unified income tax rate for domestic and foreign companies at 25 percent and abolishes the favorable policy for foreign invested enterprises. After this law takes effect, newly established foreign invested enterprises will not enjoy favorable tax treatment as in effect under current tax laws. Some of our subsidiaries are benefiting from the preferred tax rates for foreign companies and will be subject to the new tax rate when their respective term of preferred tax rates expires. Our net income margin may be affected at that time.

Risks Related to the Market for Our Stock

The market for our Common Stock is limited.

The trading market in our common stock is the Over the Counter Bulletin Board. The Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ or Amex, and quotes for stocks included on the Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ or Amex Stock Market.

Trading in our common stock has been sporadic and does not constitute an active market. From September 15, 2006 to July 13, 2007, our trading volume has been very low and inconsistent, ranging from no trading at all to a high of 56,500 shares. During the same period, the high sale price was $9.00 and the low sale price was $1.50. Prior to the acquisition of AFMG, we were a publicly traded shell and the transactions in our stock while we were a shell are not relevant. On July 13, 2007, the closing price was $3.63 ..

We currently have approximately 675 shareholders. But the trading volume has been low.  A viable public trading market may not develop for our shares or may take a period of time to develop. Such a market, if it does develop, could be subject to extreme price and volume fluctuations. In the absence of an active trading market:

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Shareholders may have difficulty buying and selling or obtaining market quotations;

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market visibility for our Common Stock may be limited; and

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a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, as our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

We conduct substantially all of our operations in China through our wholly owned subsidiaries in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely within the United States.

The trading prices of many companies that have business operations only in China have been volatile which may result in large fluctuations in the price of our Common Stock and losses for shareholders.

The stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many companies that have business operations only in China. These fluctuations have often been unrelated or disproportionate to the operating performance of many of these companies. Any negative change in the public’s perception of these companies could depress our stock price regardless of our operating results. The market price of our Common Stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

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actual or anticipated variations in our quarterly operating results;

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announcements of technological innovations or new products or services by us or our competitors;

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announcements relating to strategic relationships or acquisitions;

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additions or terminations of coverage of our Common Stock by securities analysts;

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statements by securities analysts regarding us or our industry;

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conditions or trends in the our industry; and

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changes in the economic performance and/or market valuations of other mining companies.

The prices at which our Common Stock trades will affect our ability to raise capital, which may have an adverse affect on our ability to fund our operations.

Our Common Stock may be considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain SEC rules applicable to penny stocks.

To the extent the price of our common stock remains below $5.00 per share, we have net tangible assets of $2,000,000 or less, or if we fall below certain other thresholds, our common shares will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

We may seek to make acquisitions that prove unsuccessful or strain or divert our resources.

We may seek to expand our business through the acquisition of related businesses and assets. We may not be able to complete any acquisitions on favorable terms or at all. Acquisitions present risks that could materially and adversely affect our business and financial performance, including:

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the diversion of our management’s attention from our everyday business activities;

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the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

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the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

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we will be able to successfully integrate the operations and personnel of any new businesses into our business;

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we will realize any anticipated benefits of completed acquisitions; or

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there will be substantial unanticipated costs associated with acquisitions, including potential costs associated with environmental liabilities undiscovered at the time of acquisition.

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In addition, future acquisitions by us may result in:

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potentially dilutive issuances of our equity securities;

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the incurrence of additional debt;

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restructuring charges; and

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the recognition of significant charges for depreciation and amortization related to intangible assets.

We do not intend to pay any dividends on our Common Stock in the foreseeable future.

We currently intend to retain all future earnings, if any, to finance our current and proposed business activities and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our Common Stock.

We are not currently compliant with certain Sarbanes-Oxley Act standards.

The enactment of the Sarbanes-Oxley Act in July 2002 created a significant number of new corporate governance and internal control requirements.  Since our Common Stock is currently quoted on the OTCBB, it is not currently subject to a number of such requirements. Although we expect to implement the requisite changes to become compliant with existing requirements, and new requirements when they do apply to us, we may not be able to do so, or to do so in a timely manner. If we do not come into compliance with the Sarbanes-Oxley Act corporate governance requirements, we may not be able to list our securities on either AMEX or Nasdaq markets in the event we ever attempt to do so.

Certain stockholders can exert control over the Company and may not make decisions that further the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) together will own an aggregate of approximately 72.47% of our outstanding Common Stock on a fully diluted basis. Consequently, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change of control of us and might affect the market price of our Common Stock, even when a change of control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

Our investors may lose their entire investment in our securities.

An investment in our securities is highly speculative and may result in the loss of the entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in our securities.

BUSINESS OF THE COMPANY

Corporate History

Unless otherwise indicated, or unless the context otherwise requires, all references in this Annual Report to the terms “Company,” “CSZM,” “we,” “our,” or “us” mean China Shen Zhou Mining & Resources, Inc., a Nevada corporation.

We are the result of a share exchange/reverse takeover among Earth Products & Technologies, Inc., a Nevada corporation (“EPAT”) with American Federal Mining Group, Inc., an Illinois company (hereinafter “AFMG”), and the shareholders of AFMG.  The effective date of the transaction was September 15, 2006.  Pursuant to the transaction, EPAT issued a total of 20,000,000 shares of common voting stock to AFMG Shareholders, in exchange for 100% of AFMG’s common stock.  The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.  This transaction will be accounted for as a reverse takeover (recapitalization) with AFMG deemed the acquirer for accounting purposes and EPAT the legal acquirer.

As a result of the share exchange/reverse takeover, AFMG became a wholly-owned subsidiary of EPAT, with EPAT, which previously had no material operations, becoming a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business is the ownership of entities in the People’s Republic of China (“PRC” or “China”) engaged in the acquisition, exploration, extraction and development of mining properties.

The share exchange/reverse takeover resulted in a change in voting control of EPAT.  The former shareholders of AFMG now hold a total of 20,000,000 shares of common stock, or approximately 94% of the outstanding common stock of EPAT, and the original EPAT shareholders now hold a total of 1,297,700 shares of common stock, or approximately 6% of the outstanding common stock.  At the closing, EPAT’s officers and directors resigned, and Xiao-Jing Yu was appointed as President of EPAT.   Effective October 20, 2006, EPAT changed its name to China Shen Zhou Mining & Resources, Inc.

AFMG owns all of the registered capital of Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd. (“Qianzhen Mining”), a limited liability company organized in the PRC.   Qianzhen Mining holds 67% of the registered capital of Inner Mongolia Xiangzhen Mining Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 33% of the registered capital of Xiangzhen Mining being held by AFMG, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG.  Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xiao-Jing, President of AFMG, in trust for Qianzhen Mining.   Qianzhen Mining owns 60% of Wulatehouqi Qingshan Nonferrous Metal Development Co., Ltd. (“Qingshan Metal”).   The other 40% of Qingshan Metal is owned by several individual shareholders.   Xiangzhen Mining owns 80% of Xinjiang Buerjin County Xingzhen Mining Co., Ltd. (“Xingzhen Mining”).  The other 20% is owned by Xinjiang Tianxiang New Technology Development Co., Ltd.

The table below illustrates the corporate structure of the Company:

We are a public company.  Our securities are quoted on the OTC Bulletin Board under the symbol “CSZM.OB.”

Our executive offices are located at No. 166 Fushi Road, Zeyang Tower, Suite 305 Shijingshan District, Beijing, China 100043.  Our telephone number is 86-010-68867292.

Our Industry

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  Along with China’s modernization drive, its economy has witnessed significant growth in the past three decades, which brought about a rapid growth in its manufacturing capacity. Moreover, due to its investment environment and cheap labor, China has attracted many manufacturers from the developed countries. The increasing industrial capacity of China has caused, and is anticipated to cause, a high level of demand for industrial raw materials including fluorite and nonferrous metals.

Fluorite is mainly used by the steel industry as a melting agent and the fluorite chemical industry to manufacture hydrofluoric acid, a widely used raw material for the chemical industry.  With a rapid growth of the steel industry and the chemical industry in China, the demand for fluorite and nonferrous metals has increased significantly.  China produced 2.6 million metric tons of fluorite ore in 2004, 2.9 million metric tons in 2005, and 3.0 million metric tons in 2006.　About 76% of the annual output is for domestic consumption and 24% for export in 2006, according to the information published in the papers of the World Fluorite Conference of Shanghai and based on the estimates by China’s Fluorite Industry Association.  In 2010 the demand is expected to increase from 1.94 million to 2.25 million metric tons.  In recent years, large exports of fluorite and hydrofluoric acid have depleted fluorite resources in China.  In order to protect fluorite reserves, the Chinese government instituted an export quota system in 2001.

As a result of rapid economic development, the demand for nonferrous metals in China has also significantly increased in recent years.  According to the statistics of China’s Ministry of Land and

Resources, China was only able to satisfy less than 40% of its demand for copper with domestic resources in 2006, and in 2010 the demand is expected to increase from 5.8 million to 6.5 million metric tons.  In 2005, China’s domestic consumption of zinc was 3.2 million metric tons, which exceeded its production of 2.78 million metric tons.

Due to limited natural resources, the prices for fluorite and nonferrous metals have increased in recent years.  According to the data of the Shanghai Future Exchange, the price for fluorite ore increased approximately 30% per year from 2004 to 2006.  The price of zinc increased 27% from 2004 to 2005 and over 90% from 2005 to 2006.  The price for copper increased 26% from 2004 to 2005 and over 65% from 2005 to 2006.

We expect the price of zinc and lead will continue to increase and the price of copper will remain high though it may experience significant fluctuations.

We anticipate the fluorite and nonferrous markets will provide excellent opportunities for us to grow.

Current Business Operations

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  All of our business is conducted through our China-based subsidiaries.  We operate mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc.

Regional human resources of general labor and specialized professional mining teams are available to us at a low cost.  We maintain good relationships with the local governments by providing employment opportunities to the people and tax revenues to the government.  We have also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.  Such alliances combined with the large resources available on hand provide the Company with a competitive advantage over others in the same industry.

The following table summarizes the business activities of AFMG’s subsidiaries:

Subsidiaries	Current Business Activities
Qianzhen Mining	Engage mainly in the processing of zinc-lead ore
Xiangzhen Mining	Engage mainly in the extraction and processing of fluorite ore
Xingzhen Mining	Engage mainly in exploration of zinc-copper mine
Tianzhen Mining	Engage mainly in the exploration of copper, zinc and lead mine
Qingshan Metal	Engage mainly in the extraction of copper-zinc ore, some processing

Description of Products

Fluorite:

We produce fluorite ore and refined fluorite powder.  Fluorite ore is mainly sold to steel companies such as Taiyuan Steel, Baotou Steel and Capital Steel.  In 2006, we produced approximately 51,000 metric tons of fluorite ore and had 17,000 metric tons of inventory.  Total sales were approximately US$4,340,000, accounting for approximately 82% of the revenues from our fluorite business.  Our refined fluorite is used mainly by fluorite chemical companies.  In 2006, we produced 14,800 metric tons of refined fluorite powder of which 12,800 metric tons was sold for approximately US$917,000, accounting for approximately 18% of our revenues from fluorite.

Nonferrous:

We produce refined zinc powder, refined lead powder and refined copper powder.  We extract zinc-lead-copper ore and process it into these powders which are sold to metallurgical companies which in turn produce zinc, lead and copper ingots.  In 2006, we produced approximately 15,000 metric tons of refined zinc powder, 2,300 metric tons of refined lead powder and 790 metric tons of refined copper powder, which accounts for approximately 82.9%, 12.7% and 4.4% of our revenues from our nonferrous business, respectively.

Sales and Marketing

Currently, we do not have any marketing staff.  Our customers send their orders to us, usually with cash paid in advance.  Our in-house sales staff typically fill these orders and ship them.  These customers have a long term relationship with us.  We expect this to continue for some time because it appears that the demand for mineral products will remain high for the foreseeable future.

Major Supplier

We have one major supplier.  During the year 2006, Wulatehouqi Zijin Mining Co., Ltd. was the only supplier of Qianzhen Mining’s raw minerals.  In 2006, Qianzhen Mining purchased approximately 130,000 metric tons of zinc-lead ore and turned them into 14,000 metric tons of refined zinc powders and 1,900 metric tons of refined lead powder.  In 2006, Qingshan Metal produced on its own 41,000 metric tons of copper ore (to be turned into 790 metric tons of refined copper powder) and 5,500 metric tons of zinc-lead ore (supplied to Qianzhen Mining). In 2007, Qianzhen Mining will continue to purchase raw materials from Wulatehouqi Zijin or other third parties.  Our supply contract with Qulatehouqi Zijin terminates in April 2008.

Major Customers

In 2006, our revenues from our fluorite business and nonferrous business were $5.3 million and $17.1 million, respectively.

The following table shows our major customers (5% or more) for our nonferrous business as of December 31, 2006:

Number	Customer	Revenue ($1,000)	Percentage (%)
1	Baiyin Nonferrous Metals Company	7,907	46%
2	Wulatehouqi Zijin Mining Co., Ltd.	5,689	33%
3	Beijing Henghua Wanji Trading Co., Ltd.	1,388	8%
TOTAL			87%

The following table shows our major customers (5% or more) for our fluorite business as of December 31, 2006:

Number	Customer	Revenue ($1,000)	Percentage (%)
1	Taiyuan Iron and Steel Co., Ltd.	770	15%
2	Jinhe Chemical Industry Co., Ltd.	732	14%
3	Inner Mongolia Huadesanli Trading Co.	539	10%
4	Capital Steel Qian An Steel Co., Ltd.	476	9%
5	Inner Mongolia Baotou Steel Co., Ltd.	308	6%
TOTAL			54%

Competition

In the current markets for nonferrous metals and fluorite, supply in general cannot meet demand.  At least for the short term, we do not expect that we will have difficulty selling our products.  At this point, our business strategy is not to devote large financial resources in sales and promotion as compared to businesses in other industries. Our competitors mainly are similar companies in the same geographical region.

Our main competitors in the fluorite business are:

▪

Gansu Gaotai Hongyuan Mining Co., Ltd., which produced 60,000 metric tons of fluorite ore and 20,000 metric tons of refined fluorite in 2006.

▪

Shandong Hongxing Fluorite Co., Ltd., which produced 110,000 metric tons of fluorite ore and 30,000 metric tons of refined fluorite in 2006.

▪

Henan Tongbai Yinhe Mining Co., Ltd., which produced 40,000 metric tons of fluorite and 5,000 metric tons of refined fluorite in 2006.

Our competitors in the refined zinc powder and refined lead powder markets are local mining enterprises such as Dongshengmiao Mining Industry Co, Ltd, (Dongshengmiao Mining) and Wancheng Trading & Mining Co., Ltd. (Wancheng Trading & Mining).

Competitor	Capacity
Dongshengmiao Mining	600,000 metric tons of extracting capacity 400,000 metric tons of extracting capacity
Wancheng Trading & Mining

Compared to our competitors, we believe we enjoy superior experience, better management of projects and a good and stable management team.

Business Strategy

Expansion of Production Capacity to Meet Demand

▼ Fluorite

We extracted approximately 68,000 metric tons of fluorite ore in 2006.  In 2007, we expect to extract 150,000 metric tons of fluorite ore.  In early 2006, we started a 300,000 metric ton fluorite ore project at Xiangzhen Mining.  In 2008, this project will reach 70% of its designed annual capacity and by 2009, our Company will have the capacity to extract 300,000 metric tons of fluorite ore per year.

We produced approximately 14,800 metric tons of refined fluorite powder in 2006.  In early 2006, we started to build a 200,000 metric ton/year fluorite ore processing plant in Sumochaganaobao. The new plant will go into full production by the fourth quarter of 2007.  We expect to produce about 30,000 metric tons of refined fluorite powder in 2007.  In 2008, this project will reach 70% of its designed annual capacity.  After completion of the project in 2009, we project that we will produce approximately 100,000 metric tons of refined fluorite.

▼Copper, Lead and Zinc

In 2006, Qianzhen Mining purchased approximately 130,000 metric tons of zinc-lead ore and turned them into 14,000 metric tons of refined zinc powders and 1,900 metric tons of refined lead powder.  In 2006, Qingshan Metal produced 41,000 metric tons of copper ore (to be turned into 790 metric tons of refined copper powder) and 5,500 metric tons of zinc-lead ore (supplied to Qianzhen Mining).   In 2007, Qianzhen Mining will continue to purchase raw materials from third parties.  Qingshan Metal plans to produce 65,000 metric tons of copper-zinc ore.  Since its capacity is 70,000 metric tons, it may have to purchase copper-zinc ore from third parties.  Qingshan Metal will expand its extracting capacity in June 2007 and by April 2008, it will be able to produce 100,000 metric tons of copper ore per year which will supply Qianzhen Mining, and thereafter an additional 50,000 metric tons of zinc ore per year which Qingshan Metal itself will process.

In July 2006, we started to build a 200,000 metric ton/year zinc-copper ore mining and processing project at Keyinbulake Multi-Metal Mine in Buerjin County, Aletal Zone, Xinjiang Uygur Autonomous Region.  This project will initially go into production in early September of 2007 and will produce 5,000 metric tons zinc ore powder and 2,500 metric tons copper ore powder in 2007. In 2008, we expect to produce 200,000 metric tons of zinc and /or copper powder which will be processed into 14,000 metric tons zinc ore powder and 7,100 metric tons copper ore powder.

Increase Exploration Activities

Tianzhen Mining has just finished exploration activities at the Yangye Copper Mine & Huayuan Copper Mine and we expect to obtain a mining license from Xinjiang Bureau of Land and Resources by the end of 2007. Currently, our company is conducting exploration activities in Wuzunagen Lead & Zinc Mine and Jiangejier Lead & Zinc Mine owned by Tianzhen Mining.  We plan to further increase exploration activities there.  We signed a contract with Xinjiang Nonferrous Geology Prospecting Bureau to do the exploration work for us.  We expect to complete a reserve evaluation report which is a requirement for applying for mining licenses for these two mines in 2007.

Acquire More Mineral Resources

To increase our reserve and insure supply to our processing facilities, we plan to acquire domestic and foreign large-scale mines in order to expand rapidly in the short term.  The Company is in the process of acquiring a gold-copper mine in Kyrgyzstan.  We also expect to acquire some additional nonferrous metal mines domestically which have good conditions and possess all necessary governmental licenses.

Expand into Down Stream Chemical Business

To increase the profit margin of our business, we plan to expand into the fluorite chemical industry which enjoys a very high margin and a rapidly growing market through the acquisition of some fluorite chemical companies.

Competitive Advantages

We believe we have the following competitive advantages:

▪

One of the best fluorite mines in China which has high purity fluorite ore and good extracting conditions.

▪

Experienced management team.  Most of our officers have more than 20 years of experience in this industry.

We have good relationships with local government agencies. Compared to our competitors, we possess relatively more exploration rights, and many of our subsidiaries are located in the western part of China and therefore enjoy many preferential tax and regulatory policies.

‘Government Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

The mining industry, including certain exploration and mining activities, is highly regulated in the PRC. Regulations issued or implemented by the State Council, the Ministry of Land and Resources, and other relevant government authorities cover many aspects of exploration and mining of natural resources, including entry into the mining industry, the scope of permissible business activities, interconnection and transmission line arrangements, tariff policy and foreign investment.

The principal regulations governing the mining business in the PRC include:

▪

China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.

▪

China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.

▪

China Environmental Law, which requires a mining project to obtain an environmental feasibility study of the project.

▪

Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

All of our operating subsidiaries in China have been authorized by land and resources departments of local governments.  Chinese regulations require that mining enterprises must procure an exploration or mining license from land and resource department of local governments before they can carry out exploration or mining activities. This license ensures that an enterprise follow proper procedures in its own exploring or mining activities and in selling its products to customers. We have secured the necessary exploration or mining licenses from local governments.  Most of our mining companies possess exploration or mining licenses and some of them are applying for mining licenses after exploration.

Chinese regulations also require that a mining company must have a safety certification from the PRC Administration of Work Safety before it can engage in mining and extracting activities. All of our operating subsidiaries have obtained safety certification from the Administration of Work Safety of local governments.   In addition, all of our operating subsidiaries have passed government safety inspections.

We also have been granted environmental certification from the PRC Bureau of Environmental Protection.

Employees

As of December 31, 2006, we employed 463 full-time employees , of whom approximately 18% are with Qianzhen Mining, 56% are with Xiangzhen Mining, 8% are with Tianzhen Mining (Nonferrous copper, zinc, lead and other metal ore mining and processing), 13% are with Qingshan Metal (copper and zinc ore mining) and 5% are with Xingzhen Mining (Holding exploration rights of copper ore and zinc ore)   Approximately 18% of our employees are management personnel, and 3% are sales and procurement staff.  In terms of education level, 8.5% of our employees have a college degree or higher.

Under Chinese law, our employees have formed trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

As required by applicable Chinese law, we have entered into employment contracts with all of our employees. We have also entered into a confidentiality agreement with all of our employees under which such employees are prohibited from disclosing confidential information of the Company or using it for other purposes than the benefit of the Company. Directors, officers, mid-level managers and some key employees in sales and R&D are required to sign a non-compete agreement which prohibits them from competing with the Company while they are employees of the Company and within two years after their employment with the Company is terminated.

Our employees in China participate in a state pension arrangement organized by Chinese municipal and provincial governments. We are required to contribute to the arrangement at the rate of 20% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with other types of social insurance. Our total contribution may amount to 30% of the average monthly salary. We have purchased social insurance for all of our employees. Expense related to social insurance was approximately $29,335, for fiscal year 2006

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following management’s discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this item. In addition to historical information, the following discussion contains certain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as “may”, “will”, “could”, “expect”, “anticipate”, “intend”, “believe”, “estimate”, “plan”, “predict”, and similar terms or terminology, or the negative of such terms or other comparable terminology. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this

Current Report on Form 8-K. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See “Exchange Rates” below for information concerning the exchanges rates at which Renminbi (“RMB”) were translated into US Dollars (“USD”) at various pertinent dates and for pertinent periods.

OVERVIEW

We are principally engaged in the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other nonferrous metals, through our subsidiaries in the PRC.

BUSINESS STRATEGY

(a)   The Expansion of Production Capacity to Meet Demand

▼ Fluorite

In 2007, we expect to extract 150,000 metric tons of fluorite ore.  In early 2006, we started a 300,000 metric ton fluorite ore project at Xiangzhen Mining.  In 2008, this project will reach 70% of its designed annual capacity and by 2009, we will have the capacity to extract 300,000 metric tons of fluorite ore per year.

In early 2006, we began construction of a 200,000 metric ton/year fluorite ore processing plant in Sumochaganaobao. The new plant will go into full production by the fourth quarter of 2007.  We expect to produce about 30,000 metric tons of refined fluorite powder in 2007. In 2008, this project will reach 70% of its designed annual capacity.  After completion of the project in 2009, we project that we will have capacity to produce approximately 100,000 metric tons of refined fluorite.

▼Copper, Lead and Zinc

Qingshan Metal will expand its extracting capacity  in June 2007 and by April 2008, it should be able to produce 100,000 metric tons of copper ore which will be supplied Qianzhen Mining, and with 50,000 metric tons of zinc ore which Qingshan Metal itself will process.

In July 2006, we began construction on a 200,000 metric ton/year zinc-copper ore mining and processing project at Keyinbulake Multi-Metal Mine in Buerjin County, Aletal Zone, Xinjiang Uygur Autonomous

Region.  This project will initially be put into production in early September 2007 when we expect to produce 5,000 metric tons of zinc ore powders and 2,500 metric tons of copper ore powders.  In 2008 we expect that it will produce 200,000 metric tons of zinc and /or copper powders from which 14,000 metric tons of zinc ore powders and 7,100 metric tons of copper ore powders may be extracted.

(b)   Increase Exploration Activities

Tianzhen Mining has just finished exploration activities at the Yangye Huayuan Copper Mine and we expect to obtain a mining license from Xinjiang Bureau of Land and Resources by the end of  2007. Currently, the Company is conducting exploration activities in Wuzunagen Lead & Zinc Mine and Jiangejier Lead & Zinc Mine owned by Tianzhen Mining.  We plan to further increase exploration activities there.  We signed a contract with Xinjiang Nonferrous Geology Prospecting Bureau to do the exploration work for us.  We expect to complete a reserve evaluation report which is a requirement for applying for mining licenses for these two mines in 2007.

(c)   Acquire More Mineral Resources

To increase our reserve and insure supply to our processing facilities, we plan to acquire domestic and even foreign large-scale mines in order to expand rapidly in the short term.  The Company is in the process of acquiring a gold-copper mine in Kyrgyzstan.  We expect to acquire some additional nonferrous metal mines domestically which have good conditions and possess all necessary governmental licenses.

(d)   Expand into Down Stream Chemical Business

To increase the profit margin of our business, we plan to expand into the fluorite chemical industry which enjoys a very high margin and a rapidly growing market.  The Chinese government is trying to privatize some state-owned fluorite companies that are on the verge of bankruptcy.  We see this as a great opportunity to expand into this industry.

RECAPITALIZATION AND REORGANIZATION

On July 14, 2006, American Federal Mining Group, Inc. (“AFMG”, the then holding company of China Shenzhou’s PRC subsidiaries) completed the terms of a stock exchange agreement with Earth Products & Technologies, Inc. (“EPTI”).  Pursuant to the stock exchange agreement, and as instructed by the Company, EPTI issued 20,000,000 shares of its common stock, of which 17,687,000 shares were issued to shareholders of AFMG, 1,013,000 shares to management of AFMG and 1,300,000 shares to the financial advisors of AFMG, in exchange for a 100% equity interest in AFMG, making AFMG a wholly-owned subsidiary of EPTI.

The above stock exchange transaction resulted in those shareholders of AFMG obtaining a majority voting interest in EPTI. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of AFMG as AFMG acquired a controlling equity interest in EPTI as of September 15, 2006. The reverse acquisition process utilizes the capital structure of EPTI and the assets and liabilities of AFMG recorded at historical cost. Although AFMG is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of EPTI as the surviving corporation did not change.

Subsequent to completion of the reverse takeover transaction, on October 5, 2006, EPTI changed its name to China Shen Zhou Mining and Resources, Inc.

ACQUISITIONS IN 2006

Qingshan Metal

On April 27, 2006, we completed the acquisition of a 60% ownership interests in Qingshan Nonferrous Metal Development Co., Ltd. (“Qingshan Metal”). Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

We consider the stable and sufficient supply of raw zinc and copper minerals to be one of the critical success factors of Qianzhen Mining’s ore-dressing operations.  Qingshan Metal is well established and owns considerable copper and zinc reserves.  Moreover, its location is not far away from Qianzhen Mining. We believe that the acquisition of Qingshan Metal is to the benefit of the Company and the shareholders.

The total purchase consideration of the acquisition is as follows: (in thousands)

Cash	$1,409
Value of stock payable to the original shareholders of Qingshan Metal*	1,152

Total purchase consideration	$2,561

The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of China Shen Zhou’s common shares at a market price of $4 per share.

Allocation of initial purchase consideration (in thousands):

Net assets of Qingshan Metal as of April 12, 2006:

Extraction rights	$1,149
Inventories	132
Property, plant and mining assets, net	457
Other current assets	90

Net assets	$1,828

Minority interest	(268)

Net book value of assets acquired and liabilities assumed	$1,560

Total purchase consideration	2,561

Goodwill	$1,001

Xingzhen Mining

On April 28, 2006, we completed the acquisition of an 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.

Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mine, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mine is considered by experts to have quality copper and zinc reserves.

Given the continued increase in the trading price of nonferrous metals, we believe that the acquisition of Xingzhen Mining will enable the Company to capture business opportunities in the future.

As of the date of this report, Xingzhen Mining is in the final process of applying for the extraction rights  for the Kerbulaiker Copper-Xinc Mines. We believe that as soon as the extraction rights are issued by the PRC Government, it can commence extraction of copper and zinc ore.

The total purchase price and the allocation of the purchase price discussed below. The total purchase price of the acquisition is as follows: (in thousands)

Cash	$1,025
Value of stock payable to Mr. Li	2,561

Total purchase consideration	$3,586

Approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of China Shen Zhou’s common shares at a market price of $4 per share.

Allocation of initial purchase consideration (in thousands):

Net assets of Xingzhen Mining as of April 28, 2006:

Extraction rights	$3,475
Property, plant and mining assets, net	10
Bank balances and cash	122
Other receivables, deposits and prepayments	50
Other payables	(45)

Net assets	3,612

Minority interest	(26)

Net book value of assets acquired and liabilities assumed	3,586

Total purchase consideration	3,586
$-

RESULTS OF OPERATIONS

Comparison of Six Months Ended June 30, 2006 and 2005

 Selected information from the Consolidated Statements of Operations

	For the six months ended June 30,
	2006	2005
	(in thousands)	(in thousands)

Net revenue	$7,657	$2,867
Gross profit	4,694	577
- Gross profit margin	61.2%	20.1%
General and administrative expenses	773	495
Interest expense	129	161
Net income	$3,725	$17

NET REVENUE. As a result of capital investments in Inner Mongolia Wulatehouqi Qianzhen Ore-Processing Co., Ltd (“Qianzhen”), the processing capacity of nonferrous metals and ore dressing increased significantly. The amount of for refined zinc powder produced for the six month periods ended June 30, 2006 and 2005 were, 4,600 tons and 6,400 tons, respectively, representing a 38 % increase. Other than improved production capacity, the average market price of refined zinc powder in PR China increased from $600 per ton to $1730 per ton representing a 188% increase. The additional capacity and the market price increase for refined zinc powder together contributed to the increase of net revenue by approximately $4.8 million, representing a 167.7% increase

GROSS PROFIT AND GROSS PROFIT MARGIN.  For the six months ended June 30, 2006, gross profit was $4.7 million, representing an increase of approximately $4.1 million as compared to $0.6 million for the six months ended June 30, 2005. Gross profit increase was primarily due to the significant increase in production quantity as mentioned above. As the production quantity increased, by achieving economy of  scale, gross profit increased significantly. Gross profit margin increased by 40.1% to 61.2% for the six months end June 30, 2006, as compared to the same period of 2005 due mainly to the increased market price of refined zinc powder, which increased approximately 188%.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $0.3 million to approximately $0.77 million for the six months ended June 30 2006 as compared to the same period of 2005. The increase in the production and sales activities caused an increase in the Company’s administrative expenses. The increase was mainly attributable to the increased staffing cost and consulting fees associated with corporate restructure and reverse takeover transactions.

INTEREST EXPENSE.  The interest expense decreased from $161,000 to $129,000, representing a 20% decrease, which was mainly due to the repayment of short term bank loans.

NET INCOME.  Net profit for the six months ended June 30, 2006 was $3.7 million, whereas net profit for the corresponding period of 2005 was only $0.017 million. The increase in net income was primarily due to i) increased gross profit of $4.7 million associated with the improved refined zinc powder sales and profitability, ii) the decrease in interest expenses as a result of the repayment of short term bank loans.

Comparison of Year Ended on December 31, 2005 and 2004:

Selected information from the Consolidated Statements of Operations

	Year ended December 31,
	2005	2004
	(in thousands)	(in thousands)

Net revenue	$7,047	$5,054
Gross profit	2,755	1,640
- Gross profit margin	39.1%	32.4%
General and administrative expenses	1,129	721
Interest expense	320	147
Net income	$1,073	$805

NET REVENUE. Net revenue increased 39.4% from $5.05 million to $7.05 million. This increase was mainly attributable to an average market price increase of zinc powder of 55% from $560 per ton in 2004 to $870 in 2005, as well as a slight increase of 7.4% in the amount of  refined zinc powder sold in 2005 as compared to 2004.

GROSS PROFIT AND GROSS PROFIT MARGIN. For the year ended December 31, 2005, gross profit was $2.76 million, representing an increase of approximately $1.12 million as compared to $1.64 million for the year ended December 31,2004. Gross profit margin increased by 6.7%, reflecting a gross margin  of 39.1% for fiscal year 2005 as compared to 32.4% for 2004. The increase in gross profit margins is mainly attributable to the average market price increase as mentioned above.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $408,000 from $721,000 for 2004 to $1,129,000 for2005.  General and administrative expense as a percentage of sales increased from 14.3% for 2004 to 16% for 2005.  This unfavorable increase was mainly attributable to an increase in salaries and benefits for administrative staff, and depreciation and amortization expenses.

Depreciation and amortization increased by $650,000 to $1,263,000 for 2005 compared to $613,000 for 2004.  At the end of 2004, the Company purchased over $2 million additional mineral rights to enhance operations. The additional depreciation expenses for the new mineral rights significantly increased the depreciation and amortization expenses.

INTEREST EXPENSE.  The interest expense increased from $147,000 in 2004 to $320,000 in 2005, representing a 117.7% increase, which is mainly due to the increase of short term bank loans in the year 2005. The average short term bank loans outstanding for the year ended December 31, 2005 and 2004 were $3.55 million and $2.57 million, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents were $0.71 million as of June 30, 2006, representing a increase of $0.3 million as compared to a balance of $0.42 million as of December 31, 2005. The increase in cash position was mainly due to net cash generated from operating activities for $4.8 million. With the improvement in operating activities, especially the processing operations, the Company believes that it can continue to generate adequate financial resources from its operation to fund its business operations and expansion plan for the foreseeable future.

Net cash generated from operating activities for the six months ended June 30, 2006 was $4,840,000 million whereas net cash from operating activities was $1,568,000 for the same period of 2005. Cash flow from operations during 2006 was enhanced by the increase in gross profit as a result of expansion of production facilities and the rising market price of refined zinc powder.

Net cash used in investing activities during the six month ended June 30 2006 was mainly reflected in: i) the acquisition of Qingshan Nonferrous Metal Development Co., Ltd and Xinjiang Buerjin County Xingzhen Mining Co., Ltd. for $2.31 million and; ii) the purchase of land, mineral rights, plant and equipment for $1.77 million by Tianzhen Mining and Xiangzhen Mining.

Net cash used in financing activities during the second quarter of 2006 mainly consists of  repayment of bank borrowings during the period in order to reduce borrowing interest from short term bank loans.

ENVIRONMENTAL

The Company’s mining and exploration activities are subject to various PRC laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects. The Company’s mining operations are subject to “Natural Resource Compensation Charges”, but the charging rate varies in different cities in the PRC.  For the years ended December 31, 2006 and 2005, Natural Resource Compensation Charges of $115,810 and $30,543, respectively, were charged to operations and included in cost of sales.  For more information, please see Note 22 to the Consolidated Financial Statements.

OFF-BALANCE SHEET ARRANGEMENTS

We have never entered into any off-balance sheet financing arrangements and have not formed any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

INFLATION

The Company does not foresee any adverse effects on its earnings as a result of inflation.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimates are made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements.  We believe the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the consolidated financial statements.

Management believes that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Property, Plant and Mine Development

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable ounces or pounds in proven and probable reserves. At the Company’s surface mines, these costs include costs to further delineate the ore body and remove overburden to initially expose the ore body. At the Company’s underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on estimated recoverable ounces or pounds in proven and probable reserves. To the extent that these costs benefit the entire ore body, they are amortized over the estimated life of the ore body. Costs incurred to access specific ore blocks or areas that only provide benefit over the life of that area are amortized over the estimated life of that specific ore block or area.

Interest cost allocable to the cost of developing mining properties and to constructing new facilities, if any, is capitalized until assets are ready for their intended use.

Asset Impairment

Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable metals, corresponding expected commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable metals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable metals from such exploration stage metal interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable metals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Goodwill

The Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro forma disclosures previously permitted *under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning on January 1, 2006, and recorded the compensation expense for all unvested stock options existing prior to the adoption during the period.

Recent accounting pronouncements

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statements No 3.  SFAS No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Accounting Principles Boards ("APB") Opinion No. 20 previously required that most voluntary changes in accounting principle

be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting   principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting   estimate that is affected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. The Company adopted SFAS No. 154 on January 1, 2006.  The adoption of the provisions of SFAS No. 154 had no material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.  The adoption of SFAS No. 153 had had no impact on the Company's financial position, results of operations, or cash flows.

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment- Revised 2004,” using the modified prospective transition method.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). This interpretation prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation is effective for fiscal years beginning after December 15, 2006 (i.e., the beginning of our fiscal year 2007). We do not expect that the adoption of FIN 48 will have a material impact on our consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments.  SFAS 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (our fiscal 2008). We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB

Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures.  We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements since we have no applicable plans,.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that we quantify misstatements based on their impact on each of our financial statements and related disclosures. On December 30, 2006, we adopted SAB 108. Our adoption of SAB 108 did not impact our financial statements.

CONCENTRATION OF CUSTOMERS AND SUPPLIERS

During the year 2006, Wulatehouqi Zijin was the only supplier of Qianzhen Mining’s raw minerals. Bayannaoer Zijin Nonferrous Metal Co., Ltd. (“Bayannaoer Zijin”, a related company of Wulatehouqi Zijin) was one of the major customers of Qianzhen Mining which contributed approximately $5,690,000 or 25.4% of the Company’s consolidated net turnover.  In addition to the aforementioned, our nonferrous metal product business had another significant customer which accounted for approximately $7,907,000 or 35.3% of our consolidated net turnover in 2006.

DESCRIPTION OF PROPERTY

As in most jurisdictions, mineral rights in China are divided into two types: exploration rights and extraction rights.  Exploration rights refer to the right obtained in accordance with the PRC law for exploring for mineral resources within the areas authorized by the exploration license.  Extraction rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there are no clear stipulations regarding the exclusivity of mineral rights.  Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.  The maximum time length of extraction rights in China that can be obtained are 3, 5 and 10 years for small, medium, and large companies respectively.  Extraction rights can be extended if the company intends to continue mining.  The basic requirements to qualify for extension are: there is no overlap of extraction rights in the area applied, satisfies the “three districts” planning proposal, achieved minimum possible mining scale, satisfied all duties required, satisfied required quality conditions for mining, and agree to paid transition.  Application for extension needs to be submitted at least 30 days before the expiration date of the current extraction right.  The government needs to respond, either approve or disapprove, in 40 days after receiving the application for extension.

All land in China is owned by the state. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

The main equipment and machinery of our business include mineral extracting tools, conveyor lines, ball mill, jaw crushers and flotation machines, magnetic machines, etc.

We believe that all of our properties and equipment have been adequately maintained, are generally in good condition, and are suitable and adequate for our business. We plan to purchase additional equipment this year to increase capacity.

The following table summarizes our property:

Detailed Description of Exploration and Mining Rights

Subsidiaries	Mining Rights	Exploration Rights	Mineral Reserve	Equipment	Building	Land
Qianzhen Mining	None	None	None	200,000 metric ton/year mineral processing equipment	2,827 square meters including plant, offices and living quarters	Temporary right to use 26,000 square meters including building
Xiangzhen Mining	Yes	None	Proven reserve 8 .14 million fluorite ore	Mineral extracting tools; 100,000 metric ton/year processing equipment	6,196 square meters including plant, offices and living quarters	Right to use 5 millon square meters
Xingzhen Mining	pending	Yes	Probable reserve 4.14 million metric tons zinc-lead ore	Extracting and transportation equipment	2,000 square meters including plant and offices	pending
Tianzhen Mining	pending	Yes	Probable reserve 2.17 million copper-zinc ore	Extracting machinery, 150,000 metric ton/year processing equipment	550 square meters including plant and offices	Right to use 25,000 square meters
Qingshan Metal	Yes	None	Probable reserve 2.46 million metric tons copper-zinc ore	Extracting machinery; 100,000 metric ton/year processing equipment	1,113 square meters including plant and offices	Right to use 9,500 square meters

Xiangzhen Mining----Sumochaganaobao Fluorite Mine

Xiangzhen Mining holds extraction rights to one fluorite mine, the Sumochaganaobao Fluorite Mine located in the middle part of Inner Mongolia, near the border between China and Mongolia.  Our mining license for the Sumochaganaobao Mine (License no.  1526000220071, with Temporary Extension No. 1526000630047), issued by Wulanchabu City Department of Land and Resources will expire after May 2007.  Xiangzhen Mining has submitted an application to Inner Mongolia Bureau of Land and Resources to extend the mining right for the Sumochaganaobao Fluorite Mine.  The new mining license should be issued after we pay the mining right fee, which is calculated based on a valuation of reserve and grade done by an independent valuation expert certified by Inner Mongolia Bureau of Land and Resources.

The Sumochaganaobao Fluorite Mine is approximately 300 kilometers northwest of Huhhot, and 120 kilometers southwest of Erlianhot.  Huhhot is the capital city of Inner Mongolia, which is a port city on the border of China and Mongolia. There are highways between the mine area and these cities, which make transportation convenient. The climate in this area is typically continental with distinct seasons, with abundant wind and little rain, large temperature ranges between night and day, and a long winter (5 months) that is not suitable for mining exploration and production.

The 102 Geological Team of the Inner Mongolia Autonomous Region spent 6 years completing the exploration work of the Sumochaganaobao Fluorite Mine, including surveying geological, topographic and hydro geological conditions, application of various detection methods applying boring and trenching methods, and undertaking experimental analyses and tests of sampling materials.  In 1985, the 102

Geological Team submitted the “Report on Jade-like Mining Geological Conditions in Sumochaganaobao Fluorite Mine” with serial official number 5144.  Subsequently the Inner Mongolia Geology Mining Bureau issued the Inner-land Approval Document No. 115 on October 23, 1987, which verified reserves in the Sumochaganaobao Fluorite Mine for 332+333 compound Class jade-like ore mining of 8.14 million metric tons with an average content for CaF2 of 53.86% of which Class 332 is 57.58%, equal to 5.05 million metric tons and 3.09 million metric tons for Class 333 with grade 70.19%.  The survey identified a mineral deposit in the Sumochaganaobao Fluorite Mine of large jade-like ore whose length is a total of 1,200 meters, and whose seam thickness varies from 0.45 meter to 22.48 meters with an average thickness of 5.55 meters.

Types of ore in the mine are mainly quartzite-jade-like stones and carbonic acid rock of quartzite-jade-like and single-jade-like minerals.  Its relatively complicated structure is of fine crystals and tape bars mainly with some other hornstone and crystalline and other minerals.

The mining capacity of the Sumochaganaobao Fluorite Mine is currently 80,000 metric tons per year.  The demand for fluorite and fluorine chemical products in the PRC is escalating.  Accordingly, the Company has developed a plan to increase its production capacity to 150,000 annual metric tons in 2007 through upgrading its exploration equipment.  Its production capacity is targeted to reach 300,000 metric tons annually in 2008.

The Xiangzhen Mining fluorspar mine has a proven reserve of 8.14 million metric tons.   The data was provided by Siziwang Qi National Bureau of Land & Resources, and was verified and certified by China Chemical Geology & Mine General Administration of Inner Mongolia Geological Survey Institute dated January 12, 2006.

Qingshan Metal ---- Qingxing Copper & Zinc Mine

Wulatehouqi Qingshan Non-Ferrous Metal Development Company Ltd. (“Qingshan Metal”) is located in Qingshan town of Wulatehou Banner in Inner Mongolia, geographic coordinates, east longitudinal 106°45′, north latitude 40°58′.  The mine benefits from convenient transportation infrastructure and a good supply of power and water.

In Qingxing Copper & Zinc Mine, there are two ore areas with five deposits which are the deposits Cu-2, Cu-3, Cu-4, Zn-1 and ZnS-1. One ore area includes the ore bodies of Cu-2, Cu-3, Cu-4 and another one Zn-1 and ZnS-1. The ore of the former occurs in char slate near the bottom part of the ore body. In Cu-2, it is controlled by the drilling holes of CK508 and Ck511, extending more than 350 meters, with thickness 2.0 to 6.4 meters, dip northwest and angle 76°. Its copper grade is 3.69%. In Cu-3, it is controlled by the drilling holes of CK504 and CK508, extending more than 500 meters, with thickness 3.1 to 8.9 meters, dip northwest and angle 76°. Its copper grade is 0.42%. In Cu-3, it is controlled by a single drilling hole of CK508, extending more than 260 meters, with an average thickness 17 meters, dip northwest and angle 68°. Its copper grade is 0.5%. In the ore body of the latter, Zn-1 is also controlled by two drilling holes with their incline control depth 170 meters and the average thickness 6 meters. Its copper grade is 5.02%, dip northwest and angle 50°. Its occurrence is stable, belonging to the stratoid ore body. In ZnS-1, the length of ore body is 105 meters with average thickness 6 meters, dip northwest and angle 65° to 80°.

Qingshan Metal holds the extraction rights to Qingxing Copper & Zinc Mine (Mining Area No. 2), which were estimated to be 2.46 million metric tons of copper and zinc ore with more than 18,500 metric tons of copper and 25,000 metric tons of zinc.  It is as described above with deposits of galena, pyrite and chalcopyrite, and its current annual mining capacity is 65,000 metric tons.  It has one processing plant with the annual treatment capacity of 50,000 metric tons of zinc and copper ores by flotation technology and process to produce copper and zinc concentrates.

Qingshan Metal holds mining license No.1500000530858 issued by Inner Mongolia Bureau of Land and Resources and Bayannoer City Department of Land and Resources.  It expires in October 2008. Qingshan Metal has applied to the same government agencies for a new mining license for a larger mining area.

The reserve data is based on the Economic Analysis on Technology of Development and Utilization for Qingxin Copper Mine of Wulatehou Banner in Inner Mongolia supplied by Northwest Research Institute of Mining & Metallurgy.

Exploration Rights

Xingzhen Mining----- Keyinbulake Multi-Metal Mine

Xingzhen Mining operates Keyinbulake Multi-Metal Mine which is located in Buerjin county, Aletai zone, Xinjiang Uygur Autonomous Region.  The geographic coordinate of the mine is east longitude 87º17’30” to 87º9’30”, north latitude 47º58’30” to 47º59’45”.  The center coordinate is east longitude 87º18’30”, north latitude 47º59’15”, and the area is 3.59 square kilometers.

It is 65 kilometers from the mine to the west-north of Aletai city, it is 20 kilometers from the mine to the east-north of Buerjin County, and it is 26 kilometers from the mine to the east-north of Dulaiti town. There is a town road from Aletai city to Dulaiti town across the mine, so transportation is convenient.

The mine has nine sulphide mineralization belts which are divided into a north part and a south part, of which the north part includes five ore belts and in the south four ore belts, with the length from 140 meters to 1000 meters, width 4 to 15 meters. Their grades are Cu=0.02-1.33x0.01, Pb=0.12x0.01, Zn=6.87x0.01 and Ag=8.83x0.000001.

The mother rock of the mass rock underlying the minerals in the mineralization belts is mainly biotite quartz with grey quartz schist in some area. The corrosion of the mother wall is mainly calcified and the left are chlorite and epidote, etc.

From previous exploration work, the probable reserves are: copper-zinc ore 4,143,519 metric tons, zinc metal 162,357 metric tons, accretion copper 24,527 metric tons, accompanying copper 12,407 metric tons, accompanying silver 37,004 kilograms.

The company is applying to Xinjiang Bureau of Land and Resources for a mining license of this mine, and we believe it will be approved by the Bureau by the end of April 2007.

Tianzhen Mining-------Three Exploration Rights

Tianzhen Mining is located in Wuqia County, Kezilesukerkezi Prefecture, Xinjiang Uygur Autonomous Region. It holds exploration licenses for the Huayuan Copper Mine, Yangye Copper Mine, Yangshugou Copper Mine, Wuzunagen Pb-Zn Mine and Jiangerjier Pb-Zn Mine.  The mining licenses for the mines are in the process of application. The first three mines own the same exploration license, and Wuzunagen Pb-Zn Mine and Jiangerjier Pb-Zn Mine own separate exploration licenses.  These mines are separately described below:

Huayuan Copper Mine (“Huayuan Mine”)

Huyuan Mine area is administered by Wuqia County, Kezilesukeerkezi autonomous prefecture, Xinjiang Uygur Autonomous Region. It is 4 kilometers from the mine to the southwest of Kangsu Town, which is 116 kilometers to the northwest of Kashi city. The area of the mine is 1.08 square kilometers.

The geographic coordinate of the mine is east longitude 74º56’23” to 87º9’30”, north latitude 39º41’38”. The ore area is located in the north of Kusiweike syncline. Its syncline is 12 to 25 degrees.  No large fault or magma rock distribution has been found in the mine area.

There are three ore bodies showing on the surface, and all of them contain gray-green cupriferous sandstone which is distributed in disconnected strata.  The length of the single deposit is 170 to 225 meters. The depth of the sole mine extends 40 to 80 meters, and the depth is 0.69 to15.51 meters.

The emerged stratum within the field belongs to the Mesozoic and Cainozoic group, with Cretaceous, Tertiary system and Quaternary systems.  Its mineralization area is distributed in Miocene series of the Eogene, Oligocene, and Neogene systems in Tertiary system.  Its main lithology consists of synopsis argillite, grey and yellow calcareous sandstone, grey and green calcareous sandstone, in which, the grey and green calcareous sandstone is just the copper sandstone (mineralization area). The copper-bearing calcareous sandstone shows green grey, 0.5 to 5 meters thick, the bedded rock consists of sand and calcareous cement, the debris includes quartz, feldspar and chips, the metallic minerals mainly consist of malachite, cuprites, a small amount of chlorite, and natural copper, which is presented in sparse and disseminated type, with the average copper grade about 1%.

Its structure mainly consists of a fold structure, which belongs to Kusiweike large-scale syncline, which presents in synclinorium with two subsidiary synclines and one subsidiary anticline, the axial direction of subsidiary syncline is approximate east-west, and the subsidiary anticline approximate west-east.  The copper sandstone depends on the subsidiary fold, after the surface stripped, four mineralization areas formed.  Copper sandstone may form four mineralized belt zones after the earth surface is stripped because of the control of the sub-fold erosion.  Within the mining field, no faulted structure giving effect to the ore body existed, and no igneous rock emerged.

It was estimated that the Huayuan Mine copper has a reserve quantity of 333 grade of 597,586 metric  tons, and that 3341 grade of 11,575 metric  tons. It was estimated that there are 0.6 million metric tons ore in the Huayuan Field.

We hold an exploration license for Huayuan Mine.

Yangye Copper Mine

The mine is located at about 4 kilometers southwest of Kangsu Town, Wuqia County. The central geographic coordinate is east longitude 74°56’23”, north latitude 39°41’38”.  Approximately 4 kilometers north of the mine, there is a simple road which leads from the copper-mine to Kangsu Town and the No. 309 state highway (the border of Kashi-China and Kirghizia).  These roads provide convenient transportation. The survey area of the mine is 31.71square kilometers.

In the Yangye Copper Mine, there are two mineral layers, all of which occur in the grey green cupriferous sandstone stratum. Both mineral layers include two ore bodies. In mineral layer No.1, the length of one ore body is 1,400 meters, with the dip 275° to 281° and angle 9° to 15°. The typical thickness is about 1 meter with parts thicker than 3 meters. The length of another ore body is also 1,400 meters, with the dip 274° to 286° and angle 3° to 15°. The typical thickness is about 1 meter.  In mineral layer No.2, the length of one ore body is 850 meters, with the dip 272° to 276° and angle 20° to 25°. The common thickness is about 0.8 to 1.3 meters. The length of another ore body is 900 meters, with the dip 272° to 275° and angle 18° to 24°. The average thickness is about 1 meter.

The metallic minerals mainly consist of malachite cuprites, chalcocite and natural copper, which is presented in disseminated and sparse disseminated type, with the average copper grade of each ore bodies 0.82 to 1.47x0.01.

Confirmed by Mineral Resources Assessment Center of Xinjiang Uygur Autonomous Region, the probable mineral reserves are 1.16 million metric tons of class 333 with 14,448 metric tons of copper metal, and the estimated resources are 0.5 million metric tons of copper oxide ore with 4,553 metric tons of copper metal.

Yangshugou Copper-Mine

The mine is located at about 4km southwest of Kangsu Town, Wuqia County. The central geographic coordinate is east longitude 74°56’21”, north latitude 39°39’43”.  There is a simple road which leads from the copper-mine to Kangsu Town and the No. 309 state highway and it is convenient for transportation. The surveyed area of the mine is 31.71 square kilometers.

In Yangshugou Copper Mine, there are also two mineral layers, all of which one deposit is located at south and north wings of east syncline of its mineral layer. It looks like the character of V. The dip in two wings of the syncline is between 50° and 75°. Its occurrence is basically the same as stratum.  Its average thickness is 6.79 meters and the average grade is 0.81%. Another deposit includes six ore bodies with their grades between 0.86 to 3.07%, average thickness between 3.77 to 5.56 meters. All of the six deposits have the same cupriferous sandstone occurrence. Its dips are between 37° to 51°.

The metallic minerals mainly consist of malachite cuprites, chalcocite and natural copper, which presented in disseminated and sparse disseminated type, with the average copper grade of each ore body of 0.82 to 1.47x0.01. It belongs to the sandstone copper mine.

Approximately 382,000 metric tons of copper oxide ore in class 333 with 4,240 metric tons of copper metal were estimated by Mineral Resources Assessment Center of Xinjiang Uygur Autonomous Region.

Wuzunagen Lead & Zinc Mine

Tianzhen Mining holds Exploration License No. 6500000511592 for Xinjiang Wuqia Wuzunagen Lead and Zinc Mine. The surveyed area of the mine is 19.62 square kilometers.  The mine is located in Wuqia Country of Xinjiang Uygur Autonomous Region.

Currently, the methods of tunnel exploration and drilling exploration are widely used. Reserves have not been confirmed to date. There is no geology report issued yet.

Jiangejier Lead & Zinc Mine

Tianzhen Mining holds Exploration License No. 65000005110055 for Jiangejier Lead and Zinc Mine. The surveyed area of the mine is 21.07 square kilometers.  It is located in Wuqia county of Kezilesukeerkezi Autonomous Prefecture, Xingjian Uygur Autonomous Region. The center coordinate is east longitude 74°19′00″, north latitude 39°16 ′00″.  It is 14 kilometers from the mine to the west-north of Wulukeqiati City, 96 kilometers from the mine to the Wuqia County, and 160 kilometers from the mine to the Kashi city. There is an asphalt road from Kashi City to Wulukeqiati City, the facility way from Wulukeqiati City to Jiangejier Mine provides for convenient traffic and transportation.

There are three layers of mineralization deposits in the mine which has the following the characters. Lead and Zinc mineralization wall rock No 1 has a dip of 260°, and an angle of 40°.  The wall rock ranges 600 meters on the ground surface. The width of the oxidation belt is 30 to 70 meters, showing potential large-

scale mining, and the highest grade of zinc ore is 0.74×0.01. Lead and zinc ore body No. 2 is surface mine, and the length of outcrop is less than 30 meters, with the dip 250°,and angle about 48°. The width of the surface ore body is 5.6 meters with the average grade of the lead 8.15%, the highest grade is 13.80%. The highest grade of copper is 0.89% and the thickness is 1.7 meters. Copper mineralization belt No. 3 was prospected some mineralization belts with different thickness, most of the thickness is 1 to 2 meters, and the length of outcrop is from 10 to 400 meters. Lead ore body No. 4 has the control strike 200 meters and the thickness of ore is 1.9 meters and the grade 1.62%.

According to the estimation based on this exploration work, ore bodies No. 2 and No. 4 are Class 331 with 4,488.42 metric tons of lead metal and 2,292.74 metric tons of zinc metal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information as of July 15, 2007 relating to the beneficial ownership (as defined by the rules of the SEC) of shares of common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers as of July 15, 2007 , and (iv) all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares (2)	Percent of Voting Stock (3)
Xiaojing Yu	14,917.000	62.90%
Xueming Xu	1,870,000	7.89%
Helin Cui	200,000	*
Qijiu Song	100,000	*
Ligang Wang	100,000	*
American Eastern Securities, Inc. (4)	2,280,000	9.61%
Directors and executive officers as a group (5 persons)	17,187,000	72.47%

* Less than 1%

(1)    As of March 21, 2007, there were 23,714,514 shares of common stock outstanding.  Each person named above has sole investment and voting power with  respect to all shares of the common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)    Under applicable rules promulgated by the SEC pursuant to the Exchange Act, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security.  Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)    In determining the percent of common stock owned by a person (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the shares of common stock outstanding as of December 31, 2006 and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible  securities.  Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)    Held by American Eastern Group, Inc., American Eastern Securities, Inc., American Investment, LLC., Luminus Capital Management Ltd. (Hong Kong), EIC Investments, LLC, and Trang Chong Hung individually.  The shares so held are directly or indirectly owned by Trang Chong Hung and his family members.

MANAGEMENT

Executive Officers and Directors

Set forth below is certain information concerning each of the directors and executive officers of the Company as of July 15, 2007 ..  None of our directors or executive officers holds directorships in other public companies as of July 15, 2007.  The directors listed below will serve until the Company’s next annual meeting of the stockholders:

Name	Age	Position Held
Xiao-Jing Yu	50	Director, CEO and Chairman of the Board
Xueming Xu	46	Director, President and Chief Operating Officer
Heling Cui	51	Director
Steven Jiao	45	Chief Financial Officer
Youming Yang	52	Director
Jian Zhang	65	Director
Feng Bai	36	Director
Qijiu Song	44	Vice President and Chief Technology Officer
Ligang Wang	46	Vice President, President of Qianzhen Mining

Ms. Xiaojing Yu has served as Director, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 15, 2006.  She has over 20 years’ experience in the mining industry. She  currently also serves as director and chairwoman of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and Inner Mongolia Xiangzhen Mining Co., Ltd.  She has served in that capacity since May 2002. Prior to that, she was the general manager of Dalian Zhikun Metal Materials Co.,Ltd and finance manager of Gansu Baiyin Nonferrous Industrial Corporation.  Ms Yu also serves as the Executive Vice President of China Fluorite Industry Association. She attended an advanced management programme jointly run by Qinghua University and Preceton University  and obtained an EMBA degree from Preceton University.

Mr. Xueming Xu has serves as Director, President and Chief Operating Officer.  He has more than 20 years’ experience in the mining industry.  He is currently director and president of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd.  He has served in that capacity since May 2002.  Prior to that, Mr Xu served as technician, vice-superintendent and superintendent at Inner Mongolia n Huiyaokou Iron Ore Plant and deputy general manager of Inner Mongolian Dongshengmiao Mining Co.,Ltd.  Mr. Xu graduated from Lianyungang College of Chemical Mining and attended an advanced management programme jointly run by Qinghua University and Preceton University  and obtained an EMBA degree from Preceton University.

Mr. Helin Cui serves as Director.  He has more than 20 years’ experience in the mining industry. He is currently a director and deputy chairman of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and of Inner Mongolian Xiangzhen Mining Co., Ltd.  He has serves in that capacity since May 2002.  Prior to that, Mr Cui worked at Gansu Province’s No. 3 Geological Team as a technician, engineer and team leader and deputy general manager at Baiyin Trading Company in Gansu Province.  He graduated from the Xi'an Geology College.

Mr. Youming Yang serves as Director.  He has 25 years’ experience in nonferrous geological prospecting field and was responsible for the prospecting of a number large sized nonferrous mining projects in China. He has served Chief of the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region since May 2000. Prior to that, Mr Yang worked as a Chief Engineer at the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region from October 1994 to April 2000.  Mr. Yang studied geology and graduated from Central South China Mining and Metallurgy College.

Mr. Jian Zhang serves as Director.  He has over 30 years’ experience in nonferrous mining, project construction and management and is currently an external director of ChinaConstruction Materials Company Ltd. Prior to that, Mr Zhang was President of China Nonferrous Mining Construction Group from September 2003 to August 2005.  He served as President of China Nonferrous Mining Construction Group April 2002 to September 2003.  Mr. Zhang graduated from the environmental engineering department of Xi’an Mining Architecture College in 1968,

Mr. Feng Bai serves as Director.  He has served as managing director of Lighthouse Consulting Ltd. in Hong Kong since February 2003.  Mr. Bai has been active in advising foreign corporations to invest and setup joint ventures in China.   Since 1999, Mr. Bai has been doing business in China mainly in consulting, investment and brand name agency services.  Prior to that, Mr. Bai worked at the investment banking division of Banco Santander assisting clients and completing deals in Asia from 1997 to 1999.  Mr. Bai received his MBA degree from Harvard Business School in 1997 and graduated from Babson College in 1993 with a BS in Financial Investment and International Business Administration.  Mr. Bai sits on the board of Harbin Electric Inc., a U.S.-listed company that designs, develops and manufactures lineal motors and special electric motors.

Mr. Steven Ying Jiao serves as Chief Financial Officer.  He has over 15 years’ experiences in corporate finance, operations and domestic and international capital markets. From 1992 to 2002, He served as corporate planning director and financial controller at China World Trade Center Company Ltd.  From January 2002 to June 2005, Mr. Jiao Ying served as CFO and later as COO at Zoom Technologies Inc., a venture capital investment by Newbrigdge Capital Ltd. Mr. Jiao served as Assistant President at Tianjin Tiens Group and at Beijing Eagle Investment Company Ltd from July 2005 to May 2006.  He graduated from Shanghai foreign Studies University with bachelor’s degrees in English and International Journalism and from Beijing University of International Economics and Traded with an MBA degree in accounting and finance.

Mr. Qijiu Song serves as Vice President.  He has more than 15 years’ experience in mine exploration. Since October 2005, he has been vice general manager of Xiangzhen Mining, responsible for production.  From June 2004 to September 2005, he was general manager of Xinjiang Silver Mine Development Co. Ltd.  From September 1987 to May 2004, Mr. Song worked at Xiao Tie Shan Pb-Zn Mine of Gansu Non-Ferrous Metals Company, as technician, team leader, production and technology engineer, vice superintendent and chief engineer.  Mr. Song received his BA degree from Kunming Science and Technology University in 1987.

Mr. Ligang Wang serves as Vice President. Since July 2002, he has served as general manager of Qianzhen Mining.  He has more than 20 years’ experience in mine management. From January 1986 to June 2002, he worked as plant manager in the Wulatehouqi Bayannoer Mining.

Each of the directors named above will serve until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Directors will be elected for one-year terms at the Annual Meeting of Stockholders. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to our Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary. This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any person a copy of the Code, without charge, upon written request to the Company’s Secretary.  Requests should be addressed in writing to: Dang Yu, Secretary China Shen Zhou Mining & Resources, Inc., No. 166 Fushi Road, Zeyang Tower, Suite 305, Shijingshan District, Beijing, China 100043.

Director Nominees Recommended by Stockholders

We have not implemented any changes to the procedures by which stockholders may recommend nominees to our board of directors since we last disclosed those procedures in our most recent proxy statement.

Board Composition; Audit Committee and Financial Expert

Our Board of Directors is currently composed of six members: Xiaojing Yu, Xueming Xu, Helin Cui, Youming Yang, Jian Zhang, and Feng Bai. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have an audit committee. We intend, however, to establish an audit committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The Board has determined that Feng Bai qualifies as a “financial expert” as defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act.  Mr. Bai meets the definition of an “independent” director set forth in Section 121 of the Amex Company Guide, which is the independence standard that we have chosen to report under.

Executive Compensation

The Company had no officers or directors whose total annual salary and bonus during 2006 exceeded $100,000. Ms. Yu, our Chief Executive Officer and Principal Financial Officer, earned a salary of $56,000 during the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Underlying Positions	Year	Salary	Bonus	Option Awards	Stock Awards	All Other Compensation	Total
Xiaojing Yu, CEO	2006	$ 51,667		$--	--	--	$ 51,667
Xueming Xu, President	2006	$ 15,769		$--	--	--	$ 15,769
Helin Cui, Director and Vice President of Xianzhen Mining	2006	$ 23,718		$--	--	--	$ 23,718
John W. Peters (1)	2006	$ 0	$0	--	--	--	$ 0

(1) John W. Peters was president from January 1 to September 15 during 2006.

Employment Agreements

We plan to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with officers in the near future.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards to the named executive officers requiring tabular disclosure under this Item 10.

The Company currently does not have any equity compensation plans in place.

Director Compensation

We did not pay any directors in 2006.  We currently do not have a director compensation program in place.  We plan to set up such a program in the near future.

Retirement, Post-Termination and Change in Control

We have no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, nor do we have post-termination or change in control arrangements with directors, officer or other employees, but our Board of Directors may recommend adoption of one or more such programs in the future.

Certain Relationships and Related Transactions

None.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been threatened.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.

The shares of our common stock are currently traded on the OTC Bulletin Board under the trading symbol “CSZM.OB”. The Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market.

Trading in our common stock has been sporadic and does not constitute an active market. From September 15, 2006 to July 13, 2007 , our trading volume has been very low and inconsistent, ranging from no trading at all to a high of 56,500 shares .. During the same period, the high sale price was $9.00 and the low sale price was $1.50. Prior to the acquisition of AFMG, we were a publicly traded shell and the transactions in our stock while we were a shell are not relevant. On July 13, 2007 , the closing price was $3.63 ..

Holders. As of July 15, 2007 , we had 675 holders of record of our common stock.  Our common stock had a closing bid price of $3.63 per share on July 13, 2007 ..

The following table sets forth the quarterly average high and low bid prices per share for the common stock for the past two years:

First Quarter Ended March 30, 2007	Common Stock
	High	Low
	$4.75	$2.95
Second Quarter Ended June 30, 2007	Common Stock
	High	Low
	$4.75	$2.25

Fiscal Year Ended December 31, 2006	Common Stock
	High	Low
First Quarter	$2.00	$0.06
Second Quarter	$2.00	$1.05
Third Quarter(1)	$9.00	$0.55
Fourth Quarter	$3.90	$2.20

Fiscal Year Ended December 31, 2005	Common Stock
	High	Low
First Quarter	$0.06	$0.04
Second Quarter	$0.06	$0.04
Third Quarter	$0.05	$0.04
Fourth Quarter	$0.07	$0.05

(1)  On September 15, 2006, the Company consummated a reverse takeover pursuant the terms of a Stock Exchange Agreement (the “Exchange Agreement”) among Earth Products & Technology, Inc., American Federal Mining Group, Inc., an Illinois company (“AFMG”), and the shareholders of AFMG.

Outstanding Options, Conversions, and Planned Issuance of Common Stock. Except as hereinafter set forth, there are no options outstanding to acquire any additional shares of common stock. On March 12, 2005, we granted a three-year option, effective from the completion of the reverse takeover transaction, to American Eastern Securities, Inc., our financial advisor, to invest up to $2,000,000 (limited to no more than 10% of the Company’s issued equity) in the Company, at the first fund raising event price, which is $3.20.

Preferred Stock. We may issue shares of preferred stock from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of holders of common stock, with us acting in accordance with our corporate charter and by-laws. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of preferred stock outstanding.

Dividends. We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance future growth and expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar. Our transfer agent is Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, UT 84020. Their telephone number is (801) 571-8844.

Securities Authorized for Issuance Under Equity Compensation Plans. As of the fiscal year ended December 31, 2006 , we have no shares of our common stock or preferred stock that are issuable under compensation plans approved by our security holders.

Recent Sales of Unregistered Securities. Each issuance set forth below was made in reliance upon the exemptions from registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) on the basis that such transactions did not involve a public offering. When appropriate, we determined that the purchasers of securities described below were sophisticated investors who had the financial ability to assume the risk of their investment in our securities and acquired such securities for their own account and not with a view to any distribution thereof to the public. Where required by applicable law, the certificates evidencing the securities bear legends stating that the securities are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

On September 15, 2006, the Company consummated a reverse takeover pursuant to which it issued a total of 20,000,000 shares of restricted common stock to the shareholders of American Federal Mining Group, Inc. (“AFMG”), an Illinois corporation, resulting in the acquisition of AFMG as a wholly-owned subsidiary and a change in management of the Company.

In addition to the reverse takeover, we entered into two purchase transactions pertaining to mining properties, each of which calls for the issuance of restricted shares of the Company’s common stock as partial payment of the consideration.  On April 27, 2006, we completed the acquisition of 60% ownership interests in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of of the Company’s common stock to the Qingshan Metal shareholders when the market price was $4.00 per share.

On April 28, 2006, we completed the acquisition of an 80% ownership interests in Xinjiang Buerjin County Xingzhen Mining Co., Ltd. from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.  The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of common stock when the market price was $4 per share.

On December 21, 2006, the Company entered into a Notes Purchase Agreement with Citadel Equity Fund Ltd. (“Citadel”), under the terms of which Citadel purchased a total of $28 million in convertible senior notes (“Notes”).  The closing occurred, and payment for the Notes was made, on December 27, 2006.

The Notes were issued pursuant to an Indenture, dated as of December 27, 2006, with the Bank of New York, as trustee.  The Notes bear interest at 6.75% per annum (subject to increase in certain circumstances), payable semiannually, and has a maturity date of December 27, 2012.   At maturity, the Company will be required to repay the original principal amount of the Notes plus additional principal that accretes 5% per year (for a total of 30% additional principal at maturity).  The Notes are convertible at the option of the holders, at any time on or prior to maturity, into common shares of the Company at $3.20 per share (subject to adjustment in certain circumstances).  The obligations under the Notes are secured by the common shares of the Company pledged under a Share Pledge Agreement among Citadel, Ms. Yu Xiao Jing and Mr. Xu Xue Ming, respectively, major shareholders of the Company, and the Bank of New York, as collateral agent. Pursuant to the Share Pledge Agreement, Ms. Yu and Mr. Xu have pledged 14,917,000 common shares and 1,870,000 common shares, respectively, owned by them, or approximately 79% of the issued and outstanding common shares of the Company.    The terms of the Notes are described further under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.

In connection with the transaction, the Company and the major shareholders entered into a Voting Agreement, dated as of December 27, 2006, with Citadel.  Pursuant to the Voting Agreement, Citadel will have the right to designate a director on the Company’s board of directors and, in certain circumstances, a second independent director.  Under the Indenture the Company is subject to liquidated damages of up to $200,000 if it does not fulfill these rights.

In connection with the transaction, on December 27, 2006, the Company issued a put warrant to American Eastern Securities, Inc., a financial advisor, and related parties for the purchase of 875,000 shares of the Company’s common stock at an exercise price of $3.20 per share, exercisable on or before 3 years from the date of grant.

The offer and sale of the securities was made to an institutional accredited investor in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Each of the following individuals received their shares pursuant to the consummation of our share exchange/reverse takeover transaction with AFMG on September 15, 2006.

NAME	COMMON SHARES
Xiaojing Yu	14,917,000
Xueming Xu	1,870,000
Helin Cui	200,000
Yu Dang	213,000
Xiaoming Yu	600,000
Xiaoming Xu	100,000
Lun Xu	200,000
Long Yu	400,000
Qijiu Song	100,000
Ligang Wang	100,000
Trang Chong Hung	120,000
American Eastern Group, Inc.*	260,000
American Eastern Securities, Inc.*	90,000
EIC Investments, LLC*	90,000
Luminus Capital Management, Ltd. (Hong Kong)*	220,000
Allied Merit International Investments, Inc. (BVI)*	520,000

*The entities and individuals acted as the financial advisors of the Company in the reverse takeover and the ensuing financing transaction.

Equity Compensation Plan Information

The Company has no equity compensation plan nor any shares reserved for the issuance of compensation options or other stock awards to its employees or directors.

INDEMNIFICATION OF DIRECTORS

The Company’s Articles of Incorporation and By-laws provide that we may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by law.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Item 3.02 Unregistered Sales of Equity Securities

On September 15, 2006, the Company consummated a reverse takeover pursuant to which it issued a total of 20,000,000 shares of restricted common stock to the shareholders of American Federal Mining Group, Inc. (“AFMG”), an Illinois corporation, resulting in the acquisition of AFMG as a wholly-owned subsidiary and a change in management of the Company.

In addition to the reverse takeover, we entered into two purchase transactions pertaining to mining properties, each of which calls for the issuance of restricted shares of the Company’s common stock as partial payment of the consideration.  On April 27, 2006, we completed the acquisition of 60% ownership interests in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of of the Company’s common stock to the Qingshan Metal shareholders when the market price was $4.00 per share.

On April 28, 2006, we completed the acquisition of an 80% ownership interests in Xinjiang Buerjin County Xingzhen Mining Co., Ltd. from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.  The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of common stock when the market price was $4 per share.

On December 21, 2006, the Company entered into a Notes Purchase Agreement with Citadel Equity Fund Ltd. (“Citadel”), under the terms of which Citadel purchased a total of $28 million in convertible senior notes (“Notes”).  The closing occurred, and payment for the Notes was made, on December 27, 2006.

The Notes were issued pursuant to an Indenture, dated as of December 27, 2006, with the Bank of New York, as trustee.  The Notes bear interest at 6.75% per annum (subject to increase in certain circumstances), payable semiannually, and has a maturity date of December 27, 2012.   At maturity, the Company will be required to repay the original principal amount of the Notes plus additional principal that accretes 5% per year (for a total of 30% additional principal at maturity).  The Notes are convertible at the option of the holders, at any time on or prior to maturity, into common shares of the Company at

$3.20 per share (subject to adjustment in certain circumstances).  The obligations under the Notes are secured by the common shares of the Company pledged under a Share Pledge Agreement among Citadel, Ms. Yu Xiao Jing and Mr. Xu Xue Ming, respectively, major shareholders of the Company, and the Bank of New York, as collateral agent. Pursuant to the Share Pledge Agreement, Ms. Yu and Mr. Xu have pledged 14,917,000 common shares and 1,870,000 common shares, respectively, owned by them, or approximately 79% of the issued and outstanding common shares of the Company.    The terms of the Notes are described further under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.

In connection with the transaction, the Company and the major shareholders entered into a Voting Agreement, dated as of December 27, 2006, with Citadel.  Pursuant to the Voting Agreement, Citadel will have the right to designate a director on the Company’s board of directors and, in certain circumstances, a second independent director.  Under the Indenture the Company is subject to liquidated damages of up to $200,000 if it does not fulfill these rights.

In connection with the transaction, on December 27, 2006, the Company issued a put warrant to American Eastern Securities, Inc., a financial advisor, and related parties for the purchase of 875,000 shares of the Company’s common stock at an exercise price of $3.20 per share, exercisable on or before 3 years from the date of grant.

The offer and sale of the securities was made to an institutional accredited investor in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Each of the following individuals received their shares pursuant to the consummation of our share exchange/reverse takeover transaction with AFMG on September 15, 2006.

NAME	COMMON SHARES
Xiaojing Yu	14,917,000
Xueming Xu	1,870,000
Helin Cui	200,000
Yu Dang	213,000
Xiaoming Yu	600,000
Xiaoming Xu	100,000
Lun Xu	200,000
Long Yu	400,000
Qijiu Song	100,000
Ligang Wang	100,000
Trang Chong Hung	120,000
American Eastern Group, Inc.*	260,000
American Eastern Securities, Inc.*	90,000
EIC Investments, LLC*	90,000
Luminus Capital Management, Ltd. (Hong Kong)*	220,000
Allied Merit International Investments, Inc. (BVI)*	520,000

*The entities and individuals acted as the financial advisors of the Company in the reverse takeover and the ensuing financing transaction.

Item 5.01 Changes in Control of the Registrant

On September 15, 2006, a change of control occurred. On that date, the Company issued 20,000,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of American Federal Mining Group, Inc.  The shares issued constitute approximately 94% of the outstanding shares.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2006, the Company amended its Articles of Incorporation to changed its name to China Shen Zhou Mining & Resources, Inc.

Section 5.06 Change on Shell Company Status

On September 15, 2006, the Company acquired 100% of the equity interests in American Federal Mining Group, Inc., an Illinois corporation (“AFMG”) from the shareholders of AFMG in exchange for 20,000,000 shares of the Company’s common stock.  The shares constitute approximately 94% of the outstanding shares. The directors and officers of AFMG became the directors and officers of the Company. The share exchange is referred to in this 8-K as the “Share Exchange.”

Item 9.01 Financial Statements and Exhibits.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

(a) Financial Statements of the Business Acquired

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets of American Federal Mining Group, Inc. and Subsidiaries as of June 30, 2006, December 31, 2005 and 2004	F-2

Consolidated Statements of Operations of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005 and for the Years Ended December 31, 2005 and 2004	F-3

Consolidated Statements of Stockholders’ Equity and Comprehensive Income of American Federal Mining Group, Inc. and Subsidiaries for the Six Months ended June 30, 2006 and for the Years Ended December 31, 2005 and 2004

F-4

Consolidated Statements of Cash Flows of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005, and for the Years Ended December 31, 2005 and 2004	F-5

Notes to Consolidated Financial Statements of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005, and for the Years Ended December 31, 2005 and 2004	F-6

(b) Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2006 (unaudited)	F-27

Pro Forma Condensed Consolidated Balance Sheets (unaudited) for the year ended December 31, 2005	F-28

Pro Forma Condensed Consolidated Statements of Operations (unaudited) for the six months ended June 30, 2006	F-29

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of China Shen Zhou Mining & Resources, Inc.

To the Stockholders and Board of Directors of American Federal Mining Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of American Federal Mining Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Federal Mining Group, Inc. and Subsidiaries as of December 31, 2005 and 2004, the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California

April 15, 2007

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30,	December 31,	December 31,
	2006	2005	2004
	(Unaudited)	(Audited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$712	$294	$523
Accounts receivable, net	2,345	640	652
Other deposits and prepayments, net	1,215	153	93
Inventories, net	2,884	2,428	1,718
Due from related parties	29	-	-
Total current assets	7,185	3,515	2,986

Property, machinery and mining assets, net	15,375	9,723	9,117
Deferred tax assets	230	201	141
Goodwill	1,001	-	-
Total assets	$23,791	$13,439	$12,244

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,461	$798	$805
Short term bank loans	2,996	3,348	3,744
Other payables and accruals	6,544	886	809
Taxes payable	577	422	36
Due to related parties	-	9	22
Total liabilities	$11,578	$5,463	$5,416
Minority interests	$281	$-	$-

Commitments

STOCKHOLDERS’ EQUITY:

Common Stock, $0.00001 par value:
Authorized shares – 1,000,000 shares
Issued and outstanding – 1,000,000 shares	$0.01	$0.01	$0.01
Additional paid-in capital	6,337	6,337	6,337
PRC Statutory reserves	625	498	223
Comprehensive income	274	43	(32)
Retained earnings	4,696	1,098	300
Total stockholders’ equity	11,932	7,976	6,828
Total liabilities and stockholders’ equity	$23,791	$13,439	$12,244

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Six months period		For the years ended
	June 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Net revenue	$7,675	$2,867	$7,047	$5,054
Cost of goods sold	(2,981)	(2,290)	(4,292)	(3,414)
Gross profit	4,694	577	2,755	1,640
Operating expenses:
Selling and distribution expenses	(77)	(47)	(104)	(65)
General and administrative expenses	(773)	(495)	(1,129)	(721)
Income/(loss) from operations	3,844	35	1,522	854
Other income (expense):
Other expenses	(31)	(4)	(37)	-
Interest expense	(129)	(161)	(320)	(147)
Subsidy income	-	93
Other income	14	31	193	-
Income before income taxes and minority interests	3,698	(6)	1,358	707
Provision for income taxes	24	23	(285)	98
Income before minority interests	3,722	17	1,073	805
Minority interests	3	-	-	-
Income available to common Stockholders	$3,725	$17	$1,073	$805

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
(Amounts in thousands)

	Common Stock		Additional paid-in capital	PRC Statutory reserves	(Accumulated loss)/ retained earnings	Accumulated other comprehensive income	Total stockholders' equity	Comprehensive Income
	Number of Shares	Amount

Balance at January 1, 2004	1,000,000	$ 0.01	$ 6,337	$ 39	$ (321)	$ (32)	$ 6,023
Net income for the year ended December 31, 2004	-	-	-	-	805	-	805	$ 805
Appropriation of PRC statutory reserves				184	(184)	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-
Balance at December 31, 2004	1,000,000	0.01	6,337	223	300	(32)	6,828	805
Net income for the year ended December 31, 2005	-	-	-	-	1,073	-	1,073	1,073
Appropriation of PRC statutory reserves	-	-	-	275	(275)	-	-
Foreign currency translation adjustment	-	-	-	-	-	75	75	75
Balance at December 31, 2005	1,000,000	0.01	6,337	498	1,098	43	7,976	1,148
Unaudited net profit for the six months ended June 30, 2006	-	-	-	-	3,725	-	3,725	3,725
Appropriation of PRC statutory reserves	-	-	-	127	(127)	-	-
Foreign currency translation adjustment	-	-	-	-	-	231	231	231
Balance at June 30, 2006 (Unaudited)	1,000,000	$ 0.01	$ 6,337	$ 625	$ 4,696	$ 274	$ 11,932	$ 3,956
The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Six months period		For the years ended
	June 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income	$3,725	$17	$1,073	$805
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	-	-	12	-
Depreciation and amortization of land use rights	1,391	818	1,263	613
Impairment of property, plant and equipment	-	-	-	259
Deferred tax benefits	(29)	-	(60)	(141)
Property, machinery and mining assets written-off	27	(24)	-	-
Minority interests	(3)	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,705)	(168)	-	(125)
Deposits and prepayments	(922)	(46)	(58)	239
Inventories	(324)	345	(710)	(196)
Due from related companies	(29)	-	-	-
Accounts payable	663	(54)	(8)	45
Other payables and accruals	1,900	694	77	502
Taxes payable	155	8	386	36
Due to related parties	(9)	(22)	(13)	(464)
Net cash provided by operating activities	4,840	1,568	1,962	1,573

Cash flows from investing activities:
Purchases of property, machinery and equipment	(1,767)	(1,025)	(1,787)	(3,540)
Acquisition of subsidiaries	(2,312)	-	-	-
Net cash used in investing activities	(4,079)	(1,025)	(1,787)	(3,540)

Cash flows from financing activities:
Proceeds from inception of bank loans	-	1,467	-	3,320
Repayments of short-term borrowings	(352)	(1,448)	(396)	(971)
Net cash provided by (used in) financing activities	(352)	19	(396)	2,349

Foreign currency translation adjustment	9	10	(8)	-

Net increase (decrease) in cash and cash equivalents	418	572	(229)	382
Cash and cash equivalents at the beginning of the period	294	523	523	141
Cash and cash equivalents at the end of the period	$712	$1,095	$294	$523

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 1.

DESCRIPTION OF BUSINESS AND ORGANIZATION

American Federal Mining Group, Inc. (the “Company” or “AFMG”) was incorporated in the State of Illinois on November 15, 2005. On December 10, 2005, AFMG entered into an agreement (the “Exchange agreement”) to acquire a 100% interest in Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen Mining”), with certain officers and directors the same as that of the Company. The merger was approved by all shareholders on December 10, 2005 and 100% of AFMG’s common stock was exchanged for a 100% equity interest in Qianzhen Mining. As a result of the execution of the Exchange agreement, AFMG owns all of the registered capital of Qianzhen Mining, a limited liability company registered and organized in the PRC. Qianzhen Mining holds 99% of the registered capital of Inner Mongolia Xiangzhen Mining Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 1% of the registered capital of Xiangzhen Mining being held by Yu Xian-Jing, President of AFMG, in trust for Qianzhen Mining, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG. Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xian-Jing, President of AFMG, in trust for Qianzhen Mining. This transaction has been accounted for as a recapitalization of Qianzhen Mining with no adjustment to the historical basis of the assets and liabilities of Qianzhen Mining and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements

The Company is an investment holding company and has not carried on any substantive operations of its own, except for the acquisition of Qianzhen Mining.

Qianzhen Mining was established as a domestic limited liability company on June 22, 2002, in the Inner Mongolia Autonomous Region, Ba Yan Nuo Er City, Wu La Te Hou Qi pursuant to relevant Chinese laws and regulations, with an authorized capital of $281,803 (RMB2,333,332). On April 12, 2005, by asset injection, the registered share capital increased to $1,210,478 (RMB10,000,000). Upon the Company’s acquisition of 100% of the equity of Qianzhen Mining in December 2006, approval was granted by the Economic and Trade Bureau of Inner Mongolia for Agilon to become a Wholly Foreign Owned Enterprise.

Qianzhen Mining is engaged in the business of acquisition, exploration, extraction and development of natural resource properties. All current operations and assets of Qianzhen Mining are located in the PRC.

Xiangzhen Mining was incorporated on July 3, 2002, with an authorized capital of $6,038,647 (RMB50,000,000).

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION (Continued)

Xiangzhen owns a fluorspar mine, the Inner Mongolia Siziwang Qi Sumozaganobao Fluorite Field Mine, that owns the biggest fluorspar reserve in Asia with the average quality of 72.37% for its high-grade fluorspar.  The mining capacity for Xiangzhen is estimated to be 100,000 tons annually. All current operations and assets of Xiangzhen are located in the PRC.

Tianzhen Mining (“Tianzhen”) was formed on April 13, 2004, in the Xinjing Uygur Autonomous Region, with an authorized capital of $194,686 (RMB 1,612,000).  Tianzhen Mining has been granted three exploration rights.

On April 27, 2006, we acquired 60% ownership interest in Qingshan Metal for an aggregate consideration of approximately $2.561 million.  Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

On April 28, 2006, we acquired 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. for a consideration of approximately $3.587 million. Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mines, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mines is considered to have quality copper and zinc reserves by experts.

NOTE 2

ACQUISITIONS

Qingshan Metal

On April 27, 2006, we completed the acquisition of a 60% ownership interest in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

Management of the Company considered the stable and sufficient supply of raw zinc and copper minerals as one of the critical success factors of Qianzhen Mining’s ore-dressing operations.  Qingshan Metal is well established and owns considerable copper and zinc reserves.  Moreover, its location is not far away from Qianzhen Mining. We believe that the acquisition of Qingshan Metal is to the benefit of the Company and the shareholders.

The total purchase consideration of the merger is as follows: (in thousands)

Cash	$1,409
Value of stock payable to the original shareholders of Qingshan Metal*	1,152

Total purchase consideration	$2,561

* The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of China Shen Zhou’s common shares at a market price of $4 per share.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 2

ACQUISITIONS (Continued)

Qingshan Metal (Continued)

Allocation of initial purchase consideration (in thousands):

Net assets of Qingshan Metal as of April 12, 2006:

Extraction rights	$1,149
Inventories	132
Property, plant and mining assets, net	457
Other current assets	90

Net assets	$1,828

Minority interest	(268)

Net book value of assets acquired and liabilities assumed	$1,560

Total purchase consideration	2,561

Goodwill	$1,001

Xingzhen Mining

On April 28, 2006, we completed the acquisition of an 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received aggregate consideration of approximately $3.587 million.

Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mine, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mines is considered to have quality copper and zinc reserves by experts.

Given the continuing increase in the trading price of nonferrous metals, we believe that the acquisition of Xingzhen Mining will enable the Company to capture business opportunities in the future.

As of the date of this report, Xingzhen Mining is in the final process of applying for the extraction right of the above-mentioned mine, and believes that as soon as the extraction rights are issued by the PRC Government, they can commence extraction of the proven minerals.

The total purchase price and the allocation of the purchase price discussed below. The total purchase price of the merger is as follows: (in thousands)

Cash	$1,025
Value of stock payable to Mr. Li	2,561

Total purchase consideration	$3,586

The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of China Shen Zhou’s common shares at a market price of $4 per share.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 2

ACQUISITIONS (Continued)

Xingzhen Mining(Continued)

Allocation of initial purchase consideration (in thousands):

Net assets of Xingzhen Mining as of April 28, 2006:

Extraction rights	$3,475
Property, plant and mining assets, net	10
Bank balances and cash	122
Other receivables, deposits and prepayments	50
Other payables	(45)

Net assets	3,612

Minority interest	(26)

Net book value of assets acquired and liabilities assumed	3,586

Total purchase consideration	3,586

$-

No proforma information is needed for 2006 and 2005 as the operations at both locations were not significant.

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The Company’s Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s Consolidated Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves that are the basis for future cash flow estimates utilized in impairment calculations and units-of-production depreciation, depletion and amortization calculations; estimates of fair value for certain reporting units and asset impairments (including impairments of goodwill, long-lived assets and investments); write-downs of inventory to net realizable value; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The Consolidated Financial Statements include the accounts of American Federal Mining Group, Inc.. and more-than-50%-owned subsidiaries that it controls and entities over which control is achieved through means other than voting rights (see Note 2). All significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”).

Basis of preparation

The Consolidated Financial Statements of American Federal Mining Group, Inc. and its subsidiaries (collectively known as the “Company”, or “we”) for the six months period ended June 30, 2006 and 2005 are unaudited. In the opinion of the Management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these Consolidated Financial Statements are not necessarily indicative of the results that may be reported for the entire year. The accompanying consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States.  These Consolidated Financial Statements should be read in conjunction with the Company’s Financial Statements for the fiscal year ended December 31, 2005.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. Restricted cash is excluded from cash and cash equivalents and is included in other current and long-term assets.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company provides for an allowance for doubtful accounts for those third party trade accounts that are not collected within one year.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. The Company has provided an inventory reserve.

Property, plant and mining assets

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, plant and mining assets (Continued)

Mineral exploration costs are expensed according to the term of license granted to the Company. Extraction rights are stated at the lower of cost and recoverable amount.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, extraction rights and other costs incurred prospectively to develop the property are capitalized as incurred, and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable volume in proven and probable reserves. At the Company’s surface mines, these costs include costs to further delineate the ore body and remove overburden to initially expose the ore body. At the Company’s underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on estimated recoverable volume in proven and probable reserves. To the extent that these costs benefit the entire ore body, they are amortized over the estimated life of the ore body. Costs incurred to access specific ore blocks or areas that only provide benefit over the life of that area are amortized over the estimated life of that specific ore block or area.  Interest cost allocable to the cost of developing mining properties and to constructing new facilities, if any, is capitalized until assets are ready for their intended use.

Land use rights are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 25 years.

To summarize, the Company’s depreciation and amortization policies on fixed assets are as follows:

Useful Life
(In years)
Land use rights	25
Buildings	25
Machinery	12
Mining assets	UOP
Motor vehicle	6
Equipment	5
Extraction rights	UOP
Exploration rights	License term
Construction in progress	Nil

Stripping Costs

Stripping costs are costs of removing overburden and other mine waste materials.  Stripping costs incurred during the production phase of a mine are variable production costs that are included as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sale of inventory.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Impairment

(a) Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable metals, corresponding expected commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable metals” refers to the estimated amount of metals that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable metals from such exploration stage metal interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable metals prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

(b) Goodwill

The Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Revenue Recognition

Revenue is recognized, net of PRC business taxes, and treatment and refining charges, from a sale when the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is probable. Revenues from by-product sales are credited to costs applicable to sales as a by-product credit.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income and Mining Taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. The Company derives its deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. Mining taxes represent PRC taxes levied on mining operations and are classified as cost of sales, as such taxes are based on a percentage of mining output.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

Transportation charges

Transportation charges represent costs to deliver the Company’s inventory to point of sale.  Transportation costs are expensed and charged to cost of sales as incurred

Foreign Currency

On July 21, 2005, the People’s Bank of China announced an upward adjustment in the Renminbi (“RMB”) exchange rate against the U.S. dollar of 2%. Subsequently, the exchange rate of the Renminbi will be valued against a number of currencies, rather than just exclusively to the United States dollar.

The functional currency of the Company is the Chinese Renminbi. However, the Company reports in U.S. dollars.  The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars in accordance with SFAS No. 52, “Foreign Currency Translation”. All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statements of Operations amounts have been translated using the average exchange rate for the year.

At June 30, 2006, revenues and expenses of the Company were translated to U.S. dollars at US$1.00 = RMB8.0248 and the assets and liabilities of the Company maintained in Renminbi translated to U.S. dollars at US$1.00 = RMB8.0065. At December 31, 2005, the revenues and expenses of the Company were translated to U.S. dollars at US$1.00 = RMB8.2402 and the assets and liabilities of the Company maintained in Renminbi translated to U.S. dollars at US$1.00 = RMB8.1807. At June 30, 2005, all the revenues, expenses, assets and liabilities of the Company were translated to U.S. dollars at US$1.00 = RMB8.2865. At December 31, 2004, all the revenues, expenses, assets and liabilities of the Company were translated to U.S. dollars at US$1.00 = RMB8.2603. For the years ended December 31, 2005 and 2004, and six-month periods ended June 30, 2006 and 2005, a foreign currency translation adjustment of approximately $75,000,$Nil, (18,000) and 231,000, respectively, has been reported as comprehensive income (loss) in the consolidated statement of stockholders’ equity and comprehensive income.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency

Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that RMB could be converted into U.S. dollars at that rate or any other rate.

The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  Any significant revaluation of RMB may materially affect our financial condition in terms of U.S. dollar reporting.

Comprehensive Income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income (loss) includes foreign currency translation adjustments. Total comprehensive income for the years ended December 31, 2005 and 2004 was $75,000 and $Nil, respectively. Total comprehensive income (loss) for the six months periods ended June 30, 2006 and 2005 was $231,000 and $(18,000), respectively.

Recent accounting pronouncements

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statements No 3.  SFAS No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Accounting Principles Boards ("APB") Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting   principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting   estimate that is affected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. The Company adopted SFAS No. 154 on January 1, 2006.  The adoption of the provisions of SFAS No. 154 had no material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.  The adoption of SFAS No. 153 had had no impact on the Company's financial position, results of operations, or cash flows.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment- Revised 2004,” using the modified prospective transition method.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). This interpretation prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation is effective for fiscal years beginning after December 15, 2006 (i.e., the beginning of our fiscal year 2007). We do not expect that the adoption of FIN 48 will have a material impact on our consolidated financial statements.

 In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments.  SFAS 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (our fiscal 2008). We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures.  We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements since we have no applicable plans,.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that we quantify misstatements based on their impact on each of our financial statements and related disclosures. On December 30, 2006, we adopted SAB 108. Our adoption of SAB 108 did not impact our financial statements

NOTE 4

OTHER INCOME

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Tax refund	$-	$-	$131	$-
Others	14	31	62	-
	$14	$31	$193	$-

NOTE 5

INCOME TAXES

The PRC subsidiaries within the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

The Company’s income tax (expense)/benefit consisted of:

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Current
- PRC	$-	$-	$(345)	$(42)

Deferred
- PRC	24	23	60	140
	$24	$23	$(285)	$98

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 5

INCOME TAXES (Continued)

A reconciliation of the provision for income taxes determined at the statutory average state and local income tax to the Company’s effective income tax rate is as follows:

	For the year ended December 31,
	2005	2004
	(in thousands) (Audited)	(in thousands) (Audited)
Pre-tax income before minority interests	$1,358	$707
United States statutory corporate income tax rate	35%	35%
Income tax (expense) computed at United States statutory corporate income tax rate	$(475)	$(248)
Reconciling items
Rate differential for PRC earnings	27	14
Impact of tax holiday of PRC subsidiaries	467	410
Loss not recognized as deferred income tax assets	(210)	(111)
Non-taxable income	-	33
Non-deductible expenses	(94)	-
Effective tax benefit/(expense)	$(285)	$98

As of June 30, 2006 and December 31, 2005, the Company’s deferred income tax assets mainly arose from the temporary difference in depreciation and amortization under PRC GAAP and U.S. GAAP.

NOTE 6

ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	Six months ended	As of December 31,
	June 30, 2006	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Accounts receivable	$2,357	$652	$652
Less: Allowance for doubtful accounts	(12)	(12)	-
	$2,345	$640	$652

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 6

ACCOUNTS RECEIVABLE (Continued)

The activity in the Company’s allowance for doubtful accounts is summarized as follows:

	Years ended December 31,
	2005	2004
	(In thousands)	(In thousands)

Balance at the beginning of the year	$-	$-
Add: Provision during the year	12	-
Balance at the end of the year	$12	$-

NOTE 7

DEPOSIT AND PREPAYMENTS

Deposits and prepayments consist of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)
Prepayments and advances	$249	$1	$-
Tax recoverable	102	96	28
Other receivables	864	56	65
	$1,215	$153	$93

NOTE 8

INVENTORIES

Inventories consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Raw materials	$159	$78	$150
Consumables	356	365	200
Finished goods	2,369	1,985	1,368
	$2,884	$2,428	$1,718

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 9

PROPERTY, MACHINERY AND MINING ASSETS, NET

Property, machinery and mining assets consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Land use rights	$1,678	$1,644	$1,628
Buildings	2,185	1,870	1,090
Machinery	5,572	5,129	4,331
Mining assets	1,449	1,275	805
Motor vehicles	826	681	585
Equipment	117	56	44
Extraction right	1,120	-	-
Exploration rights	5,335	1,886	1,497
Construction in progress	1,235	687	1,092
	19,517	$13,228	$11,072
Less:
Accumulated depreciation and amortization	(4,142)	(3,505)	(1,955)
	$15,375	$9,723	$9,117

Depreciation and amortization

Depreciation and amortization expense in aggregate for the year ended December 31, 2005 and 2004, and for the six month periods ended June 30, 2006 and 2005 was approximately $1,263,000, $613,000, $1,391,000 and $818,000, respectively.

Exploration and extraction rights

As in most jurisdictions, mineral rights in China are divided into two types: extraction rights and exploration rights. Extraction rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there are no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.”  According to the Ministry of Land and Resources, this privileged priority will be guaranteed under further amendments to be made in the near future.

Exploration rights refer to the right obtained in accordance with the law for exploring for mineral resources within the areas authorized by the exploration license.  The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economic value to mine and develop.   Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 10

GOODWILL

The carrying amount as of June 30, 2006 represents goodwill arising from the acquisition of Qingshan Metal during the year.  (See note 5)

NOTE 11

SHORT-TERM BANK LOANS

Short-term bank loans consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)

8.37% note payable to Baiyin Credit Union (“Baiyin Credit Union”, located at Baiyin City, Gansu province, the PRC), matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	$-	$263	$260

5.4% note payable to Ministry of Finance of Siziwanqi, (located at Wulanchabu City, Inner-Mongolia province of the PRC) repayable on demand, with interest due on the 20th day of each quarter	125	122	139

7.812% note payable to Industrial and Commercial Bank of China, Siziwangqi Branch matures on November 29, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by machinery of $2,086,501	186	182	226

8.37% note payable to Baiyin Credit Union, matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by building of $2,078,062 and other assets of $1,589,106	1,561	1,528	1,695

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	183	-

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	122	-

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	31	-

8.37% note payable to Baiyin Credit Union matured on March 6, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	98	-

8.37% note payable to Baiyin Credit Union matured on March 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral of reserve	-	122	-

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 11

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
8.37% note payable to Baiyin Credit Union matured on March 26, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral of reserve	-	122	-

8.37% note payable to Baiyin Credit Union matured on September 20, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	244	-

8.37% note payable to Baiyin Credit Union matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	331	-

7.43% note payable to Baiyin Credit Union matured on April 30, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	-	312

7.97% note payable to Baiyin Credit Union matured on January 19, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	-	121

8.37% note payable to Baiyin Credit Union matured on February 26, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	85

8.37% note payable to Baiyin Credit Union matured on February 5, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	73

8.37% note payable to Baiyin Credit Union matured on February 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	97
8.06% note payable to Baiyin Credit Union matured on January 9, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	121

7.97% note payable to Baiyin Credit Union matured on January 27, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	242

8.37% note payable to Baiyin Credit Union matured on March 7, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	97
8.37% note payable to Baiyin Credit Union matured on March 13, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	121

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 11

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
7.43% note payable to Baiyin Credit Union matured on March 28, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	46
7.97% staff loan payable, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	-	36
8.97% staff loan payable, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	-	61
4.425% note payable to Fuhehaote Credit Union matured on March 2, 2005, and principal due at date of maturity, secured by building held by the Company	-	-	12
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	75	-	-
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	100	-	-
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	50	-	-
8.64% note payable to Baiyin Credit Union matures on August 22, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	87	-	-
8.64% note payable to Baiyin Credit Union matures on August 22, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	187	-	-
8.93% note payable to Baiyin Credit Union matures on August 28, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	87	-	-
8.93% note payable to Baiyin Credit Union matures on August 28, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	250	-	-
8.64% note payable to Baiyin Credit Union matures on September 6, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	100	-	-

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 11

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
8.64% note payable to Baiyin Credit Union matures on September 23, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	63	-	-
8.64% note payable to Baiyin Credit Union matures on September 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	125	-	-
Total	$2,996	$3,348	$3,744

NOTE 12

OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Outstanding purchase consideration payable for acquisition of subsidiaries	$4,978	$-	$-
Receipt in advances	1,075	492	643
Accruals for payroll, bonus and other expenses	327	98	19
Finished goods	164	296	147
	$6,544	$886	$809

NOTE 13

DUE TO A DIRECTOR

The balance represents advances from the CEO of the Company and is due on demand.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 14

MINORITY INTERESTS

The activities of the minority interests’ equity during the year ended December 31, 2005 and 2006 are summarized as follows (dollars in thousands):

Beginning balance (January 1, 2006 and 2005)	$-
Arising from acquisitions	294
Minority interests in income	(3)
Exchange realignment	(10)
Balance, June 30, 2006	$281

NOTE 15

DEFINED CONTRIBUTION RETIREMENT PLANS

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. Commencing from January 1, 2002, the Company was required to make specified contributions to the state-sponsored retirement plan at 20% of the basic salary cost of their staff. Each of the employees of the PRC subsidiaries is required to contribute 6% of his/her basic salary.

NOTE 16

RESERVES

In accordance with the PRC Companies Law, the Company’s  PRC subsidiaries were required to transfer 10% of their profit after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profit after tax to the public welfare fund. The statutory surplus reserve is non-distributable.

NOTE 17

ASSET RETIREMENT OBLIGATION

The Company’s mining and exploration activities are subject to various PRC laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects.

NOTE 18

COMMITMENTS AND CONTINGENCIES

General

The Company follows FAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 18

COMMITMENTS AND CONTINGENCIES (Continued)

Mining industry in PRC

The Company's mining operations are and will be subject to extensive national and local governmental regulations in the China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

Environmental matters

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might be involved in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 19

CONCENTRATION OF CUSTOMERS AND SUPPLIERS

Our nonferrous metal product business had a significant customer which accounted for approximately $3,204,000 and $2,317,000 or 45.46% and 46.06% of our consolidated net turnover in 2005 and 2004 respectively.

For the six-month periods ended June 30, 2006 and 2005, all of the Company’s sales arose in the PRC.

Details of the customers accounting for 10% or more of the Company’s revenue are as follows:

	Six months ended June 30,
	2006	2005
	(unaudited)	(unaudited)

Company A	$1,928,000	$-
Company B	1,974,000	-
Company C	959,000	-
Company D	-	288,000
Company E	-	293,000

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 19

CONCENTRATION OF CUSTOMERS AND SUPPLIERS (Continued)

On December 10, 2005, Qianzhen Mining entered into an agreement with Wulatehouqi Zijin. Pursuant to the agreement, Wulatehouqi Zijin agreed to supply up to 200,000 metric tons of raw minerals at a fixed price of RMB65/metric ton to Qianzhen Mining in 30 months of time, and each month the quantity supplied cannot be lower than 8,000 metric tons.  Wulatehouqi Zijin will stop supplying raw minerals to Qianzhen Mining once the terms are completed.  Pursuant to the agreement, both parties also agreed that the zinc products of Qianzhen Mining “should be sold to Bayannaoer Zijin at market price”.

NOTE 20

SUBSEQUENT EVENTS

On July 14, 2006, AFMG completed the terms of a stock exchange agreement with Earth Products & Technologies, Inc. (“EPTI”). Pursuant to the stock exchange agreement, EPTI issued 20,000,000 shares of its common stock, of which 17,687,000 shares were issued to shareholders of AFMG, 1,013,000 shares to management of AFMG and 1,300,000 shares to the financial advisors of AFMG, in exchange for a 100% equity interest in AFMG, making AFMG a wholly-owned subsidiary of EPTI.

The above stock exchange transaction resulted in the shareholders of AFMG obtaining a majority voting interest in EPTI. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of AFMG as AFMG acquired a controlling equity interest in EPTI as of September 15, 2006. The reverse acquisition process utilizes the capital structure of EPTI and the assets and liabilities of AFMG recorded at historical cost.

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment		Pro Forma
	EPTI	AFMG	(1)		Combined

ASSETS
Current assets:
Cash and cash equivalents	$1	$712			$713
Accounts receivable, net	-	2,345			2,345
Other deposits and prepayments, net	-	1,750			1,750
Inventories, net	-	2,900			2,900
Due from related parties	-	29			29
Total current assets	1	7,736			7,737

Property, machinery and mining assets, net	-	14,855			14,855
Deferred tax assets	-	230			230
Goodwill	-	1,001			1,001
	$1	$23,822			$23,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$-	$1,461			1,461
Short term bank loans	-	2,996			2,996
Other payables and accruals	-	1,580			1,580
Taxes payable	-	577			577
Due to a director	-	4,978			4,978
Total liabilities	$-	$11,592			$11,592
Minority interests	$-	$281			$281

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001 par value:
Authorized shares – 50,000,000 shares
Issued and outstanding – 21,297,700 shares	$1	$-	20	(2)	$21
Additional paid-in capital	4,078	6,337	(4,054)	(2)	6,361
PRC Statutory reserves	-	625			625
Comprehensive income	-	274			274
Retained earnings (deficit)	(4,078)	4,713	4,034	(2)	4,669
Total stockholders’ equity	1	11,949			11,950
Total liabilities and stockholders’ equity	$1	$23,822			$23,823

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment		Pro Forma
	EPTI	AFMG	(1)		Combinded

ASSETS
Current assets:
Cash and cash equivalents	$4	$294			$298
Accounts receivable, net	-	640			640
Other deposits and prepayments, net	-	153			153
Inventories, net	-	2,428			2,428
Due from related parties	-	-			-
Total current assets	4	3,515			3,519

Property, machinery and mining assets, net	-	9,723			9,723
Deferred tax assets	-	201			201
	$4	$13,439			$13,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5	$798			803
Short term bank loans	-	3,348			3,348
Other payables and accruals	-	886			886
Taxes payable	-	422			422
Due to a director	-	9			9
Total liabilities	$5	$5,463			$5,468

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001 par value:
Authorized shares – 50,000,000 shares
Issued and outstanding – 21,066,700 shares	$1	$-	20	(2)	$21
Additional paid-in capital	4,032	6,337	(4,054)	(2)	6,315
PRC Statutory reserves	-	498			498
Comprehensive income	-	43			43
Retained earnings (deficit)	(4,034)	1,098	4,034	(2)	1,098
Total stockholders’ equity	(1)	7,976			7,975
Total liabilities and stockholders’ equity	$4	$13,439			$13,443

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment	Pro Forma
	EPTI	AFMG	(1)	Combined

Net revenue	$-	$7,675		$7,675
Cost of goods sold	-	(2,685)		(2,685)
Gross profit	-	4,990		4,990
Operating expenses:
Selling and distribution expenses	-	(341)		(341)
General and administrative expenses	(2)	(788)		(790)
Income (loss) from operations	(2)	3,861		3,859
Other income (expense):
Other expenses	-	(31)		(31)
Interest expense	-	(129)		(129)
Subsidy income	-	-		-
Other income	-	14		14
Income before income taxes and minority interests	(2)	3,715		3,713
Benefit for income taxes	-	24		24
Income before minority interests	(2)	3,739		3,737
Minority interests	-	3		3
Income available to common stockholders	$(2)	$3,742		$3,740

EARNINGS (LOSS) PER SHARE
- Basic		$0.19	(3)	$0.19
- Diluted		$0.19	(3)	$0.19

Weighted average number of shares
- Basic		20,000,000	(4)	20,000,000
- Diluted		20,000,000	(4)	20,000,000

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2006
(1)

Because AFMG's former owners have received the majority voting rights in the combined entity and AFMG's senior management has been appointed to represent the majority of the senior management of the combined entity following the Share Exchange, the Share Exchange is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Earth Products & Technologies, Inc. (“EPTI”, the legal acquirer) is considered the accounting acquiree and AFMG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of AFMG, with the assets and liabilities, and revenue and expenses, of EPTI being included effective from the date of consummation of the Share Exchange. EPTI is deemed to be a continuation of the business of AFMG. The outstanding stock of EPTI prior to the Share Exchange will be accounted for at their net book value and no goodwill will be recognized.

(2)

Reflects the issuance of 20,000,000 shares of common stock by EPTI (as legal acquirer) for the reverse acquisition of all issued and outstanding shares of capital stock of AFMG (as legal acquiree, but accounting acquirer), and the elimination the pre-acquisition losses of EPTI (as accounting acquiree).

(3)	The historical earnings per share is computed based on the historical income of AFMG as AFMG is considered the accounting acquirer and thus the predecessor.

(4)	The weighted average number of share used for computing the historical earnings per share is based on the number of shares issued in the reverse acquisition of AFMG by EPTI.

Index to Exhibits

Number	Description of Exhibit
2

Stock Exchange Agreement by and among Earth Products & Technologies, Inc., American Federal Mining Group, Inc. and shareholders of American Federal Mining Group, Inc., dated July 14, 2006 (Incorporate by reference to Exhibit 2.1 to the Company’s Form 8-K filed on July 20, 2006)

**3.1	Amended and Restated Articles of Incorporation of the Company, effective December 13, 2006
**3.2	Bylaws of the Company adopted on November 27, 2006
10.1	Indenture dated December 27, 2006 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 29, 2006)
10.2

Note Purchase Agreement by and between the Company and Citadel Equity Fund, Ltd., dated December 21, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 29, 2006).

10.3	Voting Agreement by and between the Company, Xiaojing Yu, Xuming Xue and Citadel Equity Fund, Ltd. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on December 29, 2006).
**10.4	Service Agreement for Going Public between Inner Mongolia Xiangzhen Mining Group Co. Ltd and American Eastern Group, Inc., dated November 1, 2006, and as amended on December 10, 2006
**10.5	Stock Option Agreement by and between the Company and American Eastern Group, Inc., dated December 3, 2005
**10.6	Stock Option Agreement by and between the Company and Shenzhen DRB Investment Consultant, Limited, dated December 3, 2005
**10.7	Letter Agreement by and between the Company and American Eastern Securities, Inc., dated November 1, 2006, as amended on December 27, 2006
**10.8	Stock Purchase Agreement by and between American Federal Mining Group, Inc. and Xinjiang Buerjin County Xingzhen Mining Co., Ltd., dated April 28, 2006, as amended on July 6, 2006 and July 20, 2006
**10.9

Stock Purchase Agreement by and between American Federal Mining Group, Inc. and Inner Mongolia Qingshan Nonferrous Metal Development Co., Ltd., dated April 12, 2006, as amended on July 8, 2006 and July 20, 2006

**10.10	Share Equity Acquisition Agreement by and between Inner Mongolia Xiangzhen Mining Group, Ltd. and Jiaxing Li and Guan Huang, dated as of November 6, 2006
**10.11	Industrial Product Sales Contract by and between Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Baiyin Nonferrous Metal Group. Co., Ltd., dated July 28, 2006
**10.12	Refined Zinc Ore Supply Agreement by and between Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Zijin Nonferrous Metal Co., Ltd., dated as of March 26, 2006
**10.13	Contract by and between Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Wulatehouqi Zijin Mining Co., Ltd., dated as of December 10, 2006
**10.14	Fluorite Purchase Agreement by and between Inner Mongolia Xiangzhen Fluorite Industrial Co., Ltd. and Langfang Xinda Iron Alloy Co., Ltd., dated as of April 23, 2006
**10.15	Contract by and between American Federal Mining Group, Inc., Xiaojing Yu and Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd., dated as of February 16, 2006
**10.16	Industrial Product Sales Contract by and between Inner Mongolia Xiangzhen Mining Co., Ltd. and Beijing Capital Steel Company Limited by Shares, dated as of March 31, 2005
**10.17	Fluorite Powder Supply Agreement by and between Ningxia Jinhe Chemical Co., Ltd. and Inner Mongolia Xiangzhen Mining Group Co., Ltd. dated as of April 3, 2006
**10.18	Working Capital Loan Agreement by and between Inner Mongolia Xiangzzhen Mining Group Co., Ltd. and China Industrial and Commerce Bank, dated as of November 30, 2006
*14.1	Code of Ethics, dated as of April 16, 2007.
*21	Subsidiaries of the Company.

*     Filed with the Company’s Form 10-KSB filed on April 17, 2007.

**   Filed with the Company’s Form 10-KSB/A filed on April 24, 2007

*** Filed with the Company’s Form 10-KSB/A filed on May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to a report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.
(Registrant)

/s/ Xiaojing Yu
(Signature)

Date	July 31, 2007